   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2001
                              REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                  POPULAR, INC.
             (Exact name of Registrant as specified in its charter)

               PUERTO RICO                                                          66-0416582
     (State or other jurisdiction of                                             (I.R.S. Employer
      incorporation or organization)                                           Identification No.)
         209 MUNOZ RIVERA AVENUE                                                  (787) 765-9800
       HATO REY, PUERTO RICO 00918                             (Registrant's telephone number, including area code)
 (Address of principal executive offices)


                        POPULAR INTERNATIONAL BANK, INC.
             (Exact name of Registrant as specified in its charter)

                PUERTO RICO                                                         66-0489108
      (State or other jurisdiction of                                            (I.R.S. Employer
      incorporation or organization)                                            Identification No.)
          209 MUNOZ RIVERA AVENUE                                                 (787) 765-9800
        HATO REY, PUERTO RICO 00918                            (Registrant's telephone number, including area code)
 (Address of principal executive offices)


                           POPULAR NORTH AMERICA, INC.
             (Exact name of Registrant as specified in its charter)


               DELAWARE                                                             66-0476353
    (State or other jurisdiction of                                    (I.R.S. Employer Identification No.)
    incorporation or organization)
     MARLTON CROSSING OFFICE PARK                                                 (787) 765-9800
         400 LIPPINCOTT DRIVE
       MARLTON, NEW JERSEY 08053                               (Registrant's telephone number, including area code)
(Address of principal executive office)

                                 ---------------
                                JORGE A. JUNQUERA
                             209 MUNOZ RIVERA AVENUE
                           HATO REY, PUERTO RICO 00918
                                 (787) 765-9800
(Name, address, and telephone number, including area code, of agent for service)

                                   COPIES TO:

     Donald J. Toumey, Esq.                      Edward F. Petrosky, Esq.
     Sullivan & Cromwell                         Sidley Austin Brown & Wood LLP
     125 Broad Street                            875 Third Avenue
     New York, New York 10004                    New York, New York 10022
                                 ---------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by the Registrants on the basis of market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                 ---------------

                         CALCULATION OF REGISTRATION FEE

        ===================================================================================================================

                                                             AMOUNT           PROPOSED          PROPOSED
                                                              TO BE            MAXIMUM          MAXIMUM         AMOUNT OF
                                                           REGISTERED         OFFERING         AGGREGATE       REGISTRATION
        TITLE OF EACH CLASS OF SECURITIES TO BE           (1)(2)(3)(4)          PRICE        OFFERING PRICE      FEE (3)
        REGISTERED                                                          PER UNIT (5)           (6)
        -------------------------------------------------------------------------------------------------------------------

        Debt Securities and Preferred Stock.........     $1,990,000,000         100%         $1,990,000,000     $497,500


        Guarantees..................................           (7)               (7)              (7)              (7)

        ===================================================================================================================

(1) This registration statement also covers an undeterminable amount of the securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrants.

(2) The amount to be registered equals the aggregate principal amount (or initial offering price) of the securities. If any debt securities are issued at an original issue discount or with a principal amount that cannot be determined at issuance or is denominated in a foreign currency or currency unit, the aggregate principal amount of the securities will be an amount that results in an aggregate initial offering price for the securities equivalent to U.S. $1,990,000,000.

(3) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this registration statement also relates to (a) $10,000,000 aggregate principal amount (or initial offering price) of the registrants' debt securities and preferred stock and the related guarantees that were previously registered pursuant to Registration Statement Nos. 333-82507, 333-82507-01 and 333-82507-02 and have not yet been issued and sold and (b) an undeterminable amount of the registrants' debt securities and preferred stock and the related guarantees that were previously registered and may be reoffered or resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrants. The securities described in (b) include those described in (a). A filing fee of $417,000 was paid with respect to the $1,500,000,000 aggregate principal amount (or initial public offering price) of securities registered pursuant to Registration Statement Nos. 333-82507, 333-82507-01 and 333-82507-02.

(4) Includes such indeterminate amounts of debt securities and preferred stock of each registrant as may be issued upon conversion or exchange of any preferred stock of such registrant that provides for such issuance.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(6) Separate consideration may not be received for registered securities of each registrant that are issuable on conversion or exchange of other securities.

(7)      No additional consideration will be received for the guarantees.

                                 --------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

This registration statement contains:

         - a prospectus, consisting of a cover page and numbered pages 2 through 28 relating to debt securities and preferred stock of Popular, Inc., Popular International Bank, Inc. or Popular North America, Inc. having an aggregate initial public offering price or purchase price of up to U.S. $2,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies;

         - a form of prospectus supplement, consisting of a cover page, numbered pages S-2 through S-30 and a back cover page, relating to the possible offering by Popular, Inc., after the effectiveness of this registration statement, of such debt securities as medium-term notes having an aggregate initial public offering price or purchase price of up to U.S. $2,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies; and

         - a form of prospectus supplement, consisting of a cover page, numbered pages S-2 through S-32 and a back cover page, relating to the possible offering by Popular North America, Inc., after the effectiveness of this registration statement, of such debt securities as medium-term notes having an aggregate initial public offering price or purchase price of up to U.S. $2,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

The prospectus contained in this registration statement relates to both of the following:

         - the offering of newly issued medium-term notes of Popular, Inc. or Popular North America, Inc. on an ongoing basis at an aggregate initial public offering price of up to $2,000,000,000; and

         - market-making transactions that may occur on an ongoing basis in notes that have been previously issued in the offering described above.

When the prospectus is delivered to an investor in the initial public offering described above, the investor will be informed of that fact in the confirmation of sale. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.

Popular, Inc., Popular International Bank, Inc. or Popular North America, Inc. may also offer additional debt securities of another series or preferred stock pursuant to the prospectus contained in this registration statement. Upon any public offering and sale of any such other series of debt securities or preferred stock covered by the prospectus, a prospectus supplement or prospectus supplements describing such series of debt securities or preferred stock and the particular terms of such offers or sales will be filed in accordance with the rules and regulations of the Securities and Exchange Commission.

                              SUBJECT TO COMPLETION
           PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 13, 2001

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED , 2001)

                                 $2,000,000,000


                                  POPULAR, INC.
                           MEDIUM-TERM NOTES, SERIES 4
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                 ---------------

THE COMPANY: Popular, Inc. Our principal executive office is located at Popular Center, 209 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and our telephone number is (787) 765-9800.

TERMS: We plan to offer and sell notes with various terms, including the following:

        -   Ranking as senior or subordinated indebtedness of Popular

        -   Stated maturities of 9 months or more from date of issue

        - Redemption and/or repayment provisions, if applicable, whether mandatory or at the option of Popular or holders of the notes

        -   Payments in U.S. dollars or one or more foreign currencies

        - Minimum denomination of $1,000, increasing in integral multiples of $1,000 or other specified denominations for foreign currencies

        - Book-entry (through The Depository Trust Company) or certificated form

        - Interest at fixed or floating rates, or no interest at all. The floating interest rate may be based on one or more of the following indices plus or minus a spread and/or multiplied by a spread multiplier:

            -   commercial paper rate
            -   prime rate
            -   LIBOR
            -   treasury rate
            -   CMT rate
            -   CD rate
            -   federal funds rate
            -   11th district cost of funds rate
            - any other base rate or interest rate formula as may be specified in your pricing supplement

        -   Interest payments on fixed rate notes on each June 15 and December
            15

        - Interest payments on floating rate notes on a monthly, quarterly, semiannual or annual basis

We will specify the final terms for each note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT,

THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The notes will be unsecured obligations of Popular and will not be savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Popular and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

                                                              AGENTS' DISCOUNTS AND
                                 PUBLIC OFFERING PRICE             COMMISSIONS              PROCEEDS TO POPULAR
          Per note........                        100%                   .125% - .750%       99.250% - 99.875%
          Total (1).......             $2,000,000,000        $2,500,000- $15,000,000          $1,985,000,000-
                                                                                              $1,997,500,000

(1) Or the equivalent of this amount in one or more foreign or composite currencies.

We may sell notes to the agents referred to below as principal for resale at varying or fixed offering prices or through the agents as agent using their reasonable efforts on our behalf. We may also sell notes without the assistance of the agents, whether acting as principal or as agent.

If we or Popular International Bank, Inc. or Popular North America, Inc. sells securities referred to in the accompanying prospectus other than pursuant to this prospectus supplement, the aggregate initial offering price of notes that we may offer and sell under this prospectus supplement will be reduced.

                                 ---------------

CREDIT SUISSE FIRST BOSTON                 JPMORGAN              MERRILL LYNCH & CO.            POPULAR SECURITIES, INC.

                                 ---------------

          The date of this Prospectus Supplement is             , 2001.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                        DESCRIPTION OF NOTES WE MAY OFFER

This description of the terms of the notes supplements the description of the general terms and provisions of the notes and replaces any inconsistent terms and provisions contained in "Description of Debt Securities We May Offer" in the accompanying prospectus. Each pricing supplement will describe the particular terms of the notes it offers. Unless the pricing supplement applicable to a note provides otherwise, however, each note will have the following terms. In this prospectus supplement, WE means Popular.

Popular will issue the notes under the Popular senior indenture, which is described in the accompanying prospectus. The Popular senior indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of some provisions of the Popular senior indenture and the notes is only a summary and is qualified by reference to the provisions of the Popular senior indenture and the notes. The terms and conditions below will apply to each note unless the applicable pricing supplement or foreign currency, multi-currency and indexed note supplement to the applicable pricing supplement specifies otherwise.

Under the Popular senior indenture, Popular may issue any amount of debt securities in one or more series. From time to time, Popular may, without the consent of the holders, issue debt securities (including medium-term notes) under the Popular senior indenture in addition to the $2,000,000,000 principal amount of notes to which this prospectus supplement relates. The notes will be denominated in and payable in United States dollars unless the applicable pricing supplement provides otherwise.

The applicable pricing supplement will specify the interest rate or interest rate formula and other variable terms of each note. Popular may change interest rates and interest rate formulae, but no change will affect any note already issued or for which Popular has accepted an offer to purchase. Unless the applicable pricing supplement indicates otherwise, FIXED RATE NOTES will bear interest at fixed rates and FLOATING RATE NOTES will bear interest at floating rates determined by reference to one or more BASE RATES adjusted by any SPREAD and/or SPREAD MULTIPLIER applicable to these notes. These terms are defined below in "-- Interest Rates -- Floating Rate Notes". Original issue discount notes may be issued at significant discounts from their principal amount payable at maturity, and some original issue discount notes may not bear interest.

Popular may offer interest rates on notes that differ depending upon, among other factors, the principal amount of notes purchased in any single transaction. Popular may also offer notes with variable terms other than interest rates concurrently to different investors. Popular may change the terms of notes from time to time, but no change will affect any note that has been issued or as to which Popular has accepted an offer to purchase.

Each interest payment will equal the amount of interest that accrues from and includes the next preceding interest payment date on which interest has been paid (or from and including the date the note was issued, if no interest has been paid since then) up to and excluding the applicable interest payment date or at maturity.

Unless otherwise indicated in a pricing supplement, the notes will be issued in book-entry, i.e., global form or fully registered certificated form. Book-entry notes may be transferred or exchanged through the depositary. "Description of Debt Securities We May Offer -- Legal Ownership of Securities" and "-- Special Considerations for Global Debt Securities" in the accompanying prospectus describe the procedures for transferring or exchanging book-entry notes. No service charge will be made for the registration of transfer or exchange of notes issued in certificated form, but Popular may require the holder to pay any tax or other governmental charge in connection with a transfer or exchange.

                      INFORMATION IN THE PRICING SUPPLEMENT

Your pricing supplement will describe one or more of the following terms of your note:

    -   the stated maturity;

    - the specified currency or currencies for principal and interest, if not U.S. dollars;

    - the price at which we originally issue your note, expressed as a percentage of the principal amount, and the original issue date;

    - whether your note is a fixed rate note, a floating rate note or an indexed note and also whether it is an original issue discount note;

    - if your note is a fixed rate note, the yearly rate at which your note will bear interest, if any, and the interest payment dates, if different from those stated below under "-- Interest Rates -- Fixed Rate Notes";

    - if your note is a floating rate note, the interest rate basis, which may be one or more of the base rates described in "-- Interest Rates -- Floating Rate Notes" below; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate, if any; the interest reset, determination, calculation and payment dates; and the calculation agent, all of which we describe under "-- Interest Rates -- Floating Rate Notes" below;

    -   if your note is an original issue discount note, the yield to maturity;

    - if your note is an indexed note, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your note will be exchangeable for or payable in stock of an issuer other than us or other property;

    - whether your note may be redeemed at our option or repaid at your option before the stated maturity and, if so, other relevant terms such as the redemption commencement date, repayment date(s), redemption price(s) and redemption period(s), all of which we describe under "-- Redemption and Repayment" below;

    - whether we will issue or make available your note in non-book-entry form; and

    - any other terms of your note that are consistent with the provisions of the indenture, which other terms could be different from those described in this prospectus supplement.

Your pricing supplement will summarize specific financial and other terms of your note, while this prospectus supplement describes terms that apply generally to the notes as a series. Consequently, the terms described in your pricing supplement will supplement those described in this prospectus supplement and, if the terms described there are inconsistent with those described here, the terms described there will be controlling. The terms used in your pricing supplement have the meaning described in this prospectus supplement, unless otherwise specified.

                                PAYMENT MECHANICS

WHO RECEIVES PAYMENT?

If interest is due on a note on an interest payment date, we will pay the interest to the person or entity in whose name the note is registered at the close of business on the regular record date relating to the interest payment date. See "-- Regular Record Dates for Interest" below for more information about the regular record dates. If interest is due at the maturity, we will pay the interest to the person or entity entitled to receive the principal of the note. If principal or another amount is payable on a note at the maturity, we will pay the amount to the holder of the note against surrender of the note at the CORPORATE TRUST OFFICE of the paying agent in the Borough of Manhattan, New York City, which is located at 153 West 51st Street, 5th Floor, New York, New York 10019, Attention: Corporate Trust Services, or, in the case of a global note, in accordance with the applicable policies of the depositary.

REGULAR RECORD DATES FOR INTEREST

Unless we specify otherwise in the applicable pricing supplement, the regular record date relating to an interest payment date for any fixed rate note will be the June 1 or December 1 next preceding that interest payment date, and for any floating rate note will be the 15th calendar day before that interest payment date, in each case whether or not the record date is a business day. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

HOW WE WILL MAKE PAYMENTS DUE IN U.S. DOLLARS

We will follow the practice described in this subsection when paying amounts payable in U.S. dollars. Payments of amounts payable in other currencies will be made as described in the next subsection.

PAYMENTS ON GLOBAL NOTES

We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global note. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the accompanying prospectus under "Description of Debt Securities We May Offer -- What Is a Global Debt Security?".

PAYMENTS ON NON-GLOBAL NOTES

We will make payments on a note in non-global form as follows.

    - We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date.

    - We will make all other payments by check at the paying agent described below, against surrender of the note.

    All payments by check will be made in "next-day" funds -- i.e., funds that become available on the day after the check is cashed. A holder of notes in certificated form with a principal amount of $10,000,000 or more may ask the paying agent in writing before a regular record date to pay interest due on the next interest payment date by transferring immediately available funds to an account at any bank in New York City or, with Popular's approval, to another bank. The holder must file this request with Bank One, NA, the paying agent, at its corporate trust office. Unless the paying agent receives written notice that the holder is revoking these wire transfer instructions on or before the regular record date immediately preceding an interest payment date or the fifteenth day before maturity, these instructions will apply to any further payment to the holder.

HOW WE WILL MAKE PAYMENTS DUE IN OTHER CURRENCIES

We will follow the practice described in this subsection when paying amounts that are payable in a specified currency other than U.S. dollars.

PAYMENTS ON GLOBAL NOTES

We will make payments on global notes in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows.

Unless otherwise indicated in your pricing supplement, if you are an indirect owner of global notes denominated in a specified currency other than U.S. dollars and if you elect to receive payments in a specified currency other than U.S. dollars, you must notify the participant through which your interest in the global note is held of your election:

    - on or before the applicable regular record date, in the case of a payment of interest; or

    - on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of a payment of principal or any premium.

You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th business day before the stated maturity, or on the redemption or repayment date if your note is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction outside the United States acceptable to us and the paying agent.

If the steps described above are not properly completed, you will receive payments in U.S. dollars.

Indirect owners of a global note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

PAYMENTS ON NON-GLOBAL NOTES

Except as described in the last paragraph under this heading, we will make payments on notes in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account requested by the holder, provided the account is at a bank located in the country issuing the specified currency or is in another jurisdiction outside the United States acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the notes are surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee's records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a note in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a note with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

CONVERSION TO U.S. DOLLARS

When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global note or a non-global note as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, as of 11:00 A.M., New York City time, on the second business day before the payment date. Currency bid quotations will be requested on an aggregate basis, for all holders of notes and other debt securities, if any, requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation. If some but not all of the relevant notes are LIBOR notes, the second preceding business day will be determined for this purpose as if none of those notes were LIBOR notes.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

WHEN THE SPECIFIED CURRENCY IS NOT AVAILABLE

If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control -- such as the imposition of exchange controls or a disruption in the currency markets -- we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate, computed by the exchange rate agent, on the second business day before the particular payment or, if that rate is not then available, on the basis of the most recently available market exchange rate.

For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the specified currency in The City of New York as certified for customs purposes (or, if not certified, as otherwise determined) by the Federal Reserve Bank of New York.

The procedures described above will apply to any note, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any note or the indenture.

EXCHANGE RATE AGENT

If we issue a note in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the note is originally issued in the applicable pricing supplement. We may select one of our affiliates or one of the agents or their affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the note without your consent and without notifying you of this change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in the applicable pricing supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

                              DENOMINATION OF NOTES

Unless we specify differently in the pricing supplement relating to your note, the denomination of your note will be $1,000 or integral multiples of $1,000 above that. If your note is denominated in a specified currency other than U.S. dollars, the denomination of the note will be in an amount of the specified currency for the note equivalent to $1,000 and integral multiples of $1,000 above that, using an exchange rate equal to the noon buying rate in New York City for cable transfers for the specified currency on the first business day immediately before the date on which we accept the offer to buy the note.

                                 INTEREST RATES

FIXED RATE NOTES

Each fixed rate note, except any zero coupon note, will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed rate note at the fixed yearly rate stated in the applicable pricing supplement, until the principal is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, interest on a fixed rate note will be payable semiannually each June 15 and December 15, which will be the interest payment dates for a fixed rate note, and at maturity. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. If, however, an interest payment date or the maturity date of a fixed rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day, and no additional interest will accrue with respect to the payment made on that next succeeding business day. We will compute interest on fixed rate notes on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described above under "-- Payment Mechanics". If the original issue date of a note is between a regular record date and the corresponding interest payment date, the initial interest payment will be made to the holder of record on the next interest payment date after the next regular record date.

FLOATING RATE NOTES

In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. These terms appear in BOLD, ITALICIZED type the first time they appear, and we define these terms in "-- Special Rate Calculation Terms" at the end of this subsection.

Also, please remember that the specific terms of your note as described in your pricing supplement will supplement and may modify or replace the general terms regarding the floating rates of interest described in this subsection. The statements we make in this subsection may not apply to your note.

Each floating rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a floating rate note at the yearly rate determined according to the interest rate formula stated in the applicable pricing supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described above under "-- Payment Mechanics".

BASE RATES

We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following base rates:

    -   commercial paper rate;

    -   prime rate;

    -   LIBOR;

    -   treasury rate;

    -   CMT rate;

    -   CD rate;

    -   federal funds rate;

    -   11th district rate; and/or

    - any other base rate or interest rate formula as may be specified in your pricing supplement.

If you purchase a floating rate note, your pricing supplement will specify the type or types of base rates applicable to your note.

INITIAL BASE RATE

For any floating rate note, the base rate in effect from the original issue date to the first interest reset date will be the initial base rate. We will specify the initial base rate in the applicable pricing supplement.

SPREAD OR SPREAD MULTIPLIER

In some cases, the base rate for a floating rate note may be adjusted:

    - by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or

    - by multiplying the base rate by a specified percentage, called the spread multiplier.

If you purchase a floating rate note, your pricing supplement will specify whether a spread or spread multiplier will apply to your note and, if so, the amount of the spread or spread multiplier. We may change the spread, spread multiplier, INDEX MATURITY and other variable terms of the floating rate notes from time to time, but no change will affect any floating rate note previously issued or as to which we have accepted an offer.

Your pricing supplement will also specify whether the floating rate note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note. Unless you purchase a floating rate note that is designated a floating rate/fixed rate note or an inverse floating rate note, your particular floating rate note will be a regular floating rate note. A regular floating rate note will bear interest at a rate determined by reference to the applicable rate as specified in your pricing supplement and as adjusted by the spread and/or spread multiplier, if applicable. Commencing on the first interest reset date, the rate at which interest on a regular floating rate note is payable will be reset as of each interest reset date. The interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

A floating rate/fixed rate note will bear interest at a rate determined by reference to the applicable rate as specified in your pricing supplement and as adjusted by the spread and/or spread multiplier, if applicable. Commencing on the first interest reset date, the rate at which interest on a floating rate/fixed rate note is payable will be reset as of each interest reset date. The interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate, and the interest rate in effect commencing on the fixed rate commencement date will be the fixed interest rate, if specified in your pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the fixed rate commencement date.

An inverse floating rate note will bear interest at a fixed rate minus the applicable interest rate as specified in your pricing supplement and as adjusted by the spread and/or spread multiplier, if applicable, provided, however, that interest on an inverse floating rate note will not be less than zero. Commencing on the first interest reset date, the rate at which interest on an inverse floating rate note is payable will be reset as of each interest reset date. The interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

Your pricing supplement will also specify, if applicable, the fixed rate commencement date and the fixed interest rate, as those rates may apply to some floating rate notes.

MAXIMUM AND MINIMUM RATES

The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

    - a maximum rate-- i.e., a specified upper limit, or ceiling, that the actual interest rate in effect at any time may not exceed; and/or

    - a minimum rate-- i.e., a specified lower limit, or floor, that the actual interest rate in effect at any time may not fall below.

If you purchase a floating rate note, your pricing supplement will specify whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on a floating rate note.

INTEREST RESET DATES

The rate of interest on a floating rate note will be reset, by the calculation agent described below, daily, weekly, monthly, quarterly, semi-annually or annually. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the applicable pricing supplement, the interest reset date will be as follows:

    -   for floating rate notes that reset daily, each BUSINESS DAY;

    - for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;

    - for treasury rate notes that reset weekly, the Tuesday of each week, except as otherwise described in the next to last paragraph under "--Interest Determination Dates" below;

    - for floating rate notes that reset monthly and are not 11th district rate notes, the third Wednesday of each month;

    - for 11th district rate notes that reset monthly, the first calendar day of the month;

    - for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

    - for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year as specified in the applicable pricing supplement; and

    - for floating rate notes that reset annually, the third Wednesday of one month of each year as specified in the applicable pricing supplement.

For a floating rate note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. If an interest reset date falls on a day that is not a business day, that interest reset date will be postponed to the next succeeding business day, except where LIBOR is applicable, and that business day falls in the next succeeding calendar month, the particular interest reset date will be the immediately preceding business day. Also, where a treasury rate is applicable, if the interest determination date would otherwise fall on an interest reset date, that interest reset date will be postponed to the next succeeding business day.

There are several exceptions, however, to the reset provisions described above. The base rate in effect from the original issue date to the first interest reset date will be the initial base rate. For floating rate notes that reset daily or weekly, the base rate in effect for each day following the second business day before an interest payment date to, but excluding, the interest payment date, and for each day following the second business day before the maturity to, but excluding, the maturity, will be the base rate in effect on that second business day.

INTEREST DETERMINATION DATES

The interest rate that takes effect on an interest reset date will be determined by the calculation agent by reference to a particular date called an interest determination date. Except as otherwise specified in the applicable pricing supplement:

    - for federal funds rate notes and prime rate notes, the interest determination date relating to a particular interest reset date will be the business day immediately preceding that interest reset date;

    - for CD rate notes, CMT rate notes and commercial paper rate notes, the interest determination date relating to a particular interest reset date will be the second business day preceding that interest reset date;

    - for LIBOR notes, the interest determination date relating to a particular interest reset date will be the second LONDON BANKING DAY preceding the interest reset date. We refer to an interest determination date for a LIBOR note as a LIBOR interest determination date;

    - for treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills -- i.e., direct obligations of the U.S. government -- would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week. If the auction is held on a day that would otherwise be an interest reset date, then the interest reset date will instead be the first business day following the auction date;

    - for 11th district rate notes, the interest determination date relating to a particular interest reset date will be the last working day in San Francisco, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date. We refer to an interest determination date for an 11th district rate note as an 11th district interest determination date; and

    - for notes with interest rates based on two or more rates, the interest determination date will be the second business day preceding the particular interest reset date.

INTEREST CALCULATION DATES

As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR notes and 11th district rate notes, however, the determination of the rate will actually be made by a calculation agent on the corresponding interest calculation date. The interest calculation date will be the earlier of the following:

    - the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; or

    - the business day immediately preceding the interest payment date or the maturity, whichever is the day on which the next payment of interest will be due.

INTEREST PAYMENT DATES

The interest payment dates for a floating rate note will depend on when the interest rate is reset and, unless we specify otherwise in the applicable pricing supplement, will be as follows:

    - for floating rate notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

    - for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

    - for floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement;

    - for floating rate notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement; and

    -   for all floating rate notes, at maturity.

Regardless of these rules, if a note is originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date.

If, however, an interest payment date or the maturity date of a floating rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day, and no additional interest will accrue with respect to the payment made on that next succeeding business day.

CALCULATION OF INTEREST

Calculations relating to floating rate notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. Unless the applicable pricing supplement provides otherwise, Bank One, NA will be the calculation agent for the floating rate notes. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of a note without your consent and without notifying you of the change.

For each floating rate note, the calculation agent will determine, on the corresponding interest calculation or determination date, as applicable, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period -- i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate note by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate (also expressed as a decimal) applicable to that day:

    - by 360, in the case of commercial paper rate notes, prime rate notes, LIBOR notes, CD rate notes, federal funds rate notes and 11th district rate notes; or

    - by the actual number of days in the year, in the case of treasury rate notes and CMT rate notes.

The interest factor for notes as to which the interest rate is based on two or more rates will be calculated in each interest period as if only the applicable rate specified in your pricing supplement applied.

Upon the request of the holder of any floating rate note, the calculation agent will provide for that note the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation relating to a floating rate note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the following subsections. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any agent and its affiliates, and they may include our affiliates.

COMMERCIAL PAPER RATE NOTES

If you purchase a commercial paper rate note, your note will bear interest at a base rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The commercial paper rate will be the MONEY MARKET YIELD of the rate, for the relevant interest determination date, for commercial paper having the INDEX MATURITY specified in your pricing supplement, as published in H.15 (519) under the heading "Commercial Paper -- Non-financial":

    - If the rate described above is not published in H.15 (519) by 3:00 P.M., New York City time, on the relevant interest calculation date, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in your pricing supplement, as published in H.15 DAILY UPDATE or any other recognized electronic source used for displaying that rate, under the heading "Commercial Paper -- Non-financial"; or

    -   If the rate described in the prior paragraph is not published in H.15
        (519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in The City of New York (which may include the agents or their affiliates) selected by the calculation agent; or

    - If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

PRIME RATE NOTES

If you purchase a prime rate note, your note will bear interest at a base rate equal to the prime rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The prime rate will be the rate, for the relevant interest determination date, published in H.15 (519) under the heading "Bank Prime Loan".

    - If the rate described above is not published in H.15 (519) by 3:00 P.M., New York City time, on the relevant interest calculation date, then the prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading "Bank Prime Loan"; or

    - If the rate described in the prior paragraph is not published in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the prime rate will be the arithmetic mean of the following rates as they appear on the REUTERS SCREEN US PRIME 1 PAGE: the rate of interest publicly announced by each bank appearing on that page as that bank's prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date; or

    - If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in The City of New York selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year; or

    - If fewer than three banks selected by the calculation agent are quoting as described above, the prime rate for the new interest period will be the prime rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

LIBOR NOTES

If you purchase a LIBOR note, your note will bear interest at a base rate equal to LIBOR, which means the London interbank offered rate for deposits in U.S. dollars or any other index currency, as specified in your pricing supplement. In addition, the applicable LIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your pricing supplement. LIBOR will be determined in the following manner:

    -   LIBOR will be either:

        --  the offered rate appearing on the TELERATE LIBOR PAGE; or

        -- the arithmetic mean of the offered rates appearing on the REUTERS SCREEN LIBOR PAGE unless that page by its terms cites only one rate, in which case that rate;

in either case, as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. Your pricing supplement will indicate the index currency, the index maturity and the reference page that apply to your LIBOR note. If no reference page is specified in your pricing supplement, the Telerate LIBOR page will apply to your LIBOR note.

    - If the Telerate LIBOR page applies and the rate described above does not appear on that page, or if the Reuters screen LIBOR page applies and fewer than two of the rates described above appear on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: deposits of the index currency having the relevant index maturity beginning on the relevant interest reset date, and in a REPRESENTATIVE AMOUNT. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations; or

    - If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the principal financial center for the country of the index currency, on that LIBOR interest determination date, by three major banks in that financial center selected by the calculation agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount; or

    - If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

TREASURY RATE NOTES

If you purchase a treasury rate note, your note will bear interest at a base rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in your pricing supplement, as that rate appears on TELERATE PAGE 56 or 57 under the heading "Investment Rate". If the treasury rate cannot be determined in this manner, the following procedures will apply.

    - If the rate described above does not appear on either page at 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from that source at that time), the treasury rate will be the BOND EQUIVALENT YIELD of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High"; or

    - If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury; or

    - If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as published in H.15 (519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market"; or

    -   If the rate described in the prior paragraph is not published in H.15
        (519) by 3:00 P.M., New York City time, on the relevant interest calculation date, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market"; or

    - If the rate described in the prior paragraph is not published in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in The City of New York selected by the calculation agent; or

    - If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT RATE NOTES

If you purchase a CMT rate note, your note will bear interest at a base rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The CMT rate will be the following rate displayed on the DESIGNATED CMT TELERATE PAGE under the heading "Treasury Constant Maturities", under the column for the DESIGNATED CMT INDEX MATURITY:

    - if the designated CMT Telerate page is Telerate page 7051, the rate for the relevant interest determination date; or

    - if the designated CMT Telerate page is Telerate page 7052, the weekly or monthly average, as specified in your pricing supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable; or

    - if the applicable rate described above is not displayed on the relevant designated CMT Telerate page at 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CMT rate will be the applicable treasury constant maturity rate described above -- i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable -- as published in H.15 (519); or

    - if the applicable rate described in the prior paragraph is not published in H.15 (519) by 3:00 P.M., New York City time, on the relevant interest calculation date, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

        -- is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

        -- is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Telerate page and published in H.15 (519); or

    - if the rate described in the prior paragraph is not published by 3:00 P.M., New York City time, on the relevant interest calculation date, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued treasury notes having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in The City of New York selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation -- or, if there is equality, one of the highest -- and the lowest quotation -- or, if there is equality, one of the lowest. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government; or

    - if fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded; or

    - if fewer than three of these primary dealers are quoting as described in the paragraph preceding the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for treasury notes with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in The City of New York selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation-- or, if there is equality, one of the highest-- and the lowest quotation-- or, if there is equality, one of the lowest. If two treasury notes with an original maturity longer than the designated

        CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury note with the shorter remaining term to maturity; or

    - if fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded; or

    - if fewer than three primary dealers selected by the calculation agent are quoting as described in the paragraph preceding the prior paragraph, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD RATE NOTES

If you purchase a CD rate note, your note will bear interest at a base rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in your pricing supplement, as published in H.15 (519) under the heading "CDs (secondary market)".

    - If the rate described above is not published in H.15 (519) by 3:00 P.M., New York City time, on the relevant interest calculation date, then the CD rate will be the rate, for the relevant interest determination date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "CDs (secondary market)"; or

    -   If the rate described in the prior paragraph is not published in H.15
        (519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include the agents or their affiliates), as selected by the calculation agent; or

    - If the dealers selected by the calculation agent are not quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

FEDERAL FUNDS RATE NOTES

If you purchase a federal funds rate note, your note will bear interest at a base rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The federal funds rate will be the rate for U.S. dollar federal funds on the relevant interest determination date, as published in H.15 (519) under the heading "Federal Funds (Effective)", as that rate is displayed on Telerate page 120.

    - If the rate described above is not displayed on Telerate page 120 at 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from that source at that time), then the federal funds rate will be the rate, for the relevant interest determination date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "Federal Funds (Effective)"; or

    - If the rate described in the prior paragraph is not displayed on Telerate page 120 and is not published in H.15 (519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include the agents or their affiliates) selected by the calculation agent; or

    - If the brokers selected by the calculation agent are not quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

11TH DISTRICT RATE NOTES

If you purchase an 11th district rate note, your note will bear interest at a base rate equal to the 11th district rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The 11th district rate will be the rate equal to the monthly weighted average cost of funds for the calendar month immediately before the relevant 11th district interest determination date, as displayed on Telerate page 7058 under the heading "11th District" as of 11:00 A.M., San Francisco time, on that date.

    - If the rate described above does not appear on Telerate page 7058 on the relevant 11th district interest determination date, then the 11th district rate for that date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately before the relevant 11th district interest determination date, as most recently announced by the Federal Home Loan Bank of San Francisco as that cost of funds; or

    - If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in the prior paragraph on or before the relevant 11th district interest determination date, the 11th district rate in effect for the new interest period will be the 11th district rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

SPECIAL RATE CALCULATION TERMS

In this subsection entitled "-- Interest Rates", we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

"BOND EQUIVALENT YIELD" means a yield expressed as a percentage and calculated in accordance with the following formula:


        bond equivalent  yield  =       D X N
                                    ------------------------
                                    360 -- (D X M)     X 100


where

    - "D" means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

    -   "N" means 365 or 366, as the case may be; and

    - "M" means the actual number of days in the applicable interest reset period.

"BUSINESS DAY" means, for any note, a day that meets all the following applicable requirements:

    - for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions generally are authorized or obligated by law, regulation or executive order to close in The City of New York;

    -   if the note is a LIBOR note, is also a London banking day; and

    - if the note has a specified currency other than U.S. dollars, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency. If the specified currency is euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open. The term "principal financial center" refers to the capital city of the country issuing the specified currency or the capital city of the country to which the LIBOR currency relates. However, with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, South African rand and Swiss francs, the term "principal financial center" refers to The City of New York, Sydney, and (solely in the case of specified currency) Melbourne, Toronto, Frankfurt, Amsterdam, Milan, Johannesburg and Zurich, respectively.

"DESIGNATED CMT INDEX MATURITY" means the index maturity for a CMT rate note and will be the original period to maturity of a U.S. treasury security -- either 1, 2, 3, 5, 7, 10, 20 or 30 years -- specified in the applicable pricing supplement. If no such original maturity period is so specified, the designated CMT index maturity will be 2 years.

"DESIGNATED CMT TELERATE PAGE" means the Telerate page specified in the applicable pricing supplement that displays treasury constant maturities as reported in H.15 (519). If no Telerate page is so specified, then the applicable page will be Telerate page 7052. If Telerate Page 7052 applies but the applicable pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

"H.15 (519)" means the weekly statistical release designated as "H.15 (519)", or any successor publication, published by the Board of Governors of the Federal Reserve System.

"H.15 DAILY UPDATE" means the daily update of H.15 (519) available through the worldwide-web site of the Board of Governors of the Federal Reserve System, at http: //www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

"INDEX CURRENCY" means, with respect to a LIBOR note, the currency specified as such in the applicable pricing supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the applicable pricing supplement.

"INDEX MATURITY" means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

"LONDON BANKING DAY" means any day on which dealings in the relevant index currency are transacted in the London interbank market.

"MONEY MARKET YIELD" means a yield expressed as a percentage and calculated in accordance with the following formula:


        money market yield  =        D X 360    X 100
                                  -------------
                                  360-- (D X M)

where

    - "D" means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

    - "M" means the actual number of days in the relevant interest reset period.

"REPRESENTATIVE AMOUNT" means an amount that, in the calculation agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

"REUTERS SCREEN LIBOR PAGE" means the display on the Reuters Monitor Money Rates Service, or any successor service, on the page designated as "LIBO" or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

"REUTERS SCREEN US PRIME 1 PAGE" means the display on the "US PRIME 1" page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

"TELERATE LIBOR PAGE" means Telerate page 3750 or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

"TELERATE PAGE" means the display on Bridge Telerate Inc., or any successor service, on the page or pages specified in this prospectus supplement or the applicable pricing supplement, or any replacement page or pages on that service.

If, when we use the terms designated CMT Telerate page, H.15 (519), H.15 daily update, Reuters screen LIBOR page, Reuters screen US PRIME 1 page, Telerate LIBOR page or Telerate page, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

                                  INDEXED NOTES

We may issue notes with the amount of principal, premium and/or interest payable in respect of the notes to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies relative to an indexed currency or to other items, which we will specify, if applicable, in your pricing supplement. In certain cases, holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of the indexed notes depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of indexed notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in indexed notes will be specified in your pricing supplement.

                          ORIGINAL ISSUE DISCOUNT NOTES

We may issue notes at a price lower than their stated principal amount which may or may not bear interest. These notes are called original issue discount notes. If original issue discount notes are redeemed before the stated maturity or their maturity is accelerated, the holder will be entitled to receive less than the principal amount of the notes that it holds. In addition, original issue discount notes may be considered "discount notes" for U.S. federal income tax purposes, as "United States Taxation -- Original Issue Discount" describes later in this prospectus supplement. The pricing supplement may describe other considerations that apply only to original issue discount notes.

                                AMORTIZING NOTES

We will make payments on amortized notes at intervals specified in the pricing supplement and at maturity. Unless the applicable pricing supplement specifies otherwise, interest on an amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments on amortizing notes will count towards interest first and then to the reduction of the unpaid principal amount. The applicable pricing supplement and note each will provide information regarding repayment and other matters.

                     FOREIGN CURRENCY NOTES, MULTI-CURRENCY
                             NOTES AND INDEXED NOTES

A foreign currency or indexed currency supplement in the applicable pricing supplement will establish provisions that apply to notes denominated in a currency other than U.S. dollars. This currency supplement will specify the following information:

    - the currency or currencies, including composite currencies, of payments on the note;

    -   tax considerations;

    -   method for determining the principal amount due at maturity;

    -   risks associated with this type of note;

    - whether the principal amount at maturity will be determined by reference to the exchange rate of a currency other than U.S. dollars to an indexed currency or other index. Indexed notes' principal amount due at maturity may be greater or less than the face amount of the note depending upon the relative value of the non-U.S. currency and the indexed currency; and

    - any other terms relating to the denomination in a currency other than U.S. dollars.

                            REDEMPTION AND REPAYMENT

Unless otherwise indicated in your pricing supplement, your note will not be entitled to the benefit of any sinking fund -- that is, we will not deposit money on a regular basis into any separate custodial account to repay your notes. We will be entitled to redeem your notes in the circumstances described in the accompanying prospectus under "Description of Debt Securities We May Offer -- Redemption and Repayment". Except as described in the accompanying prospectus, we will not be entitled to redeem your note before its stated maturity unless your pricing supplement specifies a redemption commencement date. You will not be entitled to require us to buy your note from you before its stated maturity unless your pricing supplement specifies one or more repayment dates.

If your pricing supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices, which will be expressed as a percentage of the principal amount of your note. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of notes during those periods will apply.

If your pricing supplement specifies a redemption commencement date, your note will be redeemable at our option at any time on or after that date. If we redeem your note, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your note is redeemed.

If your pricing supplement specifies a repayment date, your note will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any note, we will give to the trustee and the holder written notice of the principal amount of the note to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described in the accompanying prospectus under "Description of Debt Securities We May Offer -- Notices".

If a note represented by a global note is repayable at the holder's option, DTC or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global note and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interest, requesting that they notify DTC to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by DTC before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

If the option of the holder to elect repayment as described above is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with Rule 14e-1 as then in effect to the extent applicable.

We or our affiliates may purchase notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Notes that we or they purchase may, at our discretion, be held, resold or canceled.

                             UNITED STATES TAXATION

This section describes the principal United States federal income tax consequences of owning the notes we are offering. This section represents the opinion of Sullivan & Cromwell, counsel to Popular. It applies to you only if you are an initial purchaser of notes and you own your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

    -   a dealer in securities or currencies;

    - a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

    - an individual that is a bona fide resident of Puerto Rico during the entire taxable year;

    -   a bank;

    -   a life insurance company;

    -   a tax-exempt organization;

    - a person that actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of Popular entitled to vote;

    - a person that owns notes that are a hedge or that are hedged against interest rate or currency risks;

    - a person that owns notes as part of a straddle or conversion transaction for tax purposes; or

    -   a person whose functional currency for tax purposes is not the U.S.
        dollar.

This section deals only with notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable pricing supplement. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws may change, possibly on a retroactive basis.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

                              UNITED STATES HOLDERS

This section describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

    -   a citizen or resident of the United States;

    - a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

    - an estate whose income is subject to United States federal income tax regardless of its source; or

    - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder this section does not apply to you and you should refer to "-- Non-United States Holders" below.

PAYMENTS OF INTEREST

Except as described below in the case of interest on a discount note that is not qualified stated interest (each as defined below under "-- Original Issue Discount"), you will be taxed on any interest on your note (including any additional amounts paid with respect to withholding tax on the notes), whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars, which we call a "foreign currency", as ordinary income at the time you receive the interest or it accrues, depending on your method of accounting for tax purposes. You must include any tax withheld from the interest payment as ordinary income even though you do not in fact receive it. You may be entitled to deduct or credit this tax, subject to applicable limits. Interest paid by Popular on the notes and original issue discount, if any, accrued with respect to the notes (as described below under "-- Original Issue Discount") constitutes income from sources outside the United States, but, with some exceptions, will be "passive" or "financial services" income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to a United States holder. The rules governing foreign tax credits are complex and you should consult your tax advisor regarding the availability of the foreign tax credit in your situation.

         CASH BASIS TAXPAYERS. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

         ACCRUAL BASIS TAXPAYERS. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year).

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you own at the beginning of the first taxable year to which the election applies and to all debt instruments that you acquire after that time. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of your note) denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

ORIGINAL ISSUE DISCOUNT

If you own a note, other than a note with a term of one year or less (a short-term note), it will be treated as issued at an original issue discount (a discount note) if the amount by which the note's "stated redemption price at maturity" exceeds its "issue price" is more than a "de minimis amount". All three terms are defined below. Generally, a note's issue price will be the first price at which a substantial amount of notes included in the issue of which the note is a part are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A note's stated redemption price at maturity is the total of all payments provided by the note that are not payments of qualified stated interest. Generally, an interest payment on a note is qualified stated interest if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate (with some exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the note. There are special rules for variable rate notes that we discuss below under "-- Variable Rate Notes".

In general, your note is not a discount note if the amount by which its stated redemption price at maturity exceeds its issue price is less than 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity (the de minimis amount). Your note will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If, however, the amount of original issue discount on your note is more than the de minimis amount as otherwise determined, and all stated interest provided for in your note would be qualified stated interest except that for one or more accrual periods the interest rate is below the rate applicable for the remainder of your note's term, then for purposes of determining whether your note has de minimis original issue discount your note's stated redemption price at maturity is treated as equal to the note's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price. The amount of foregone interest is the amount of additional stated interest that would be required to be payable on your note during the period of the interest shortfall so that all stated interest would be qualified stated interest. If your note has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the note, unless you make the election described below under "-- Election to Treat All Interest as Original Issue Discount". You can determine the includible amount with respect to each such payment by multiplying the total amount of your note's de minimis original issue discount by a fraction equal to:

    -   the amount of the principal payment made divided by

    -   the stated principal amount of the note.

         INCLUSION OF ORIGINAL ISSUE DISCOUNT IN INCOME. Generally, if your discount note matures more than one year from its date of issue, you must include original issue discount, which we call "OID", in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasing amounts of OID in income over the life of your discount note. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount note for each day during the taxable year or portion of the taxable year that you hold your discount note (accrued OID). You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount note and you may vary the length of each accrual period over the term of your discount note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on your discount note must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

    - multiplying your discount note's adjusted issue price at the beginning of the accrual period by your note's yield to maturity, and then

    - subtracting from this figure the sum of the payments of qualified stated interest on your note allocable to the accrual period.

You must determine the discount note's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount note's adjusted issue price at the beginning of any accrual period by:

    - adding your discount note's issue price and any accrued OID for each prior accrual period, and then

    - subtracting any payments previously made on your discount note that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued before the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

    - the amount payable at the maturity of your note other than any payment of qualified stated interest, and

    - your note's adjusted issue price as of the beginning of the final accrual period.

         ACQUISITION PREMIUM. If you purchase your note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your note after the purchase date but is greater than the amount of your note's adjusted issue price (determined as described above under "-- Original Issue Discount"), the excess is acquisition premium. If you do not make the election described below under "-- Election to Treat All Interest as Original Issue Discount", then you must reduce the daily portions of OID by an amount equal to:

    - the excess of your adjusted basis in the note immediately after purchase over the adjusted issue price of your note, divided by

    - the excess of the sum of all amounts payable, other than qualified stated interest, on your note after the purchase date over your note's adjusted issue price.

         MARKET DISCOUNT. You will be treated as if you purchased your note, other than a short-term note, at a market discount and your note will be a market discount note if:

    - you purchase your note for less than its issue price (determined as described above under "--Original Issue Discount"); and

    - the difference between the note's stated redemption price at maturity or, in the case of a discount note, the note's revised issue price, and the price you paid for your note is equal to or greater than 1/4 of 1 percent of your note's stated redemption price at maturity or the revised issue price, respectively, multiplied by the number of complete years to the note's maturity. To determine the revised issue price of your note for these purposes, you generally add any OID that has accrued on your note to its issue price.

If your note's stated redemption price at maturity or, in the case of a discount note, its revised issue price, does not exceed the price you paid for the note by 1/4 of 1 percent multiplied by the number of complete years to the note's maturity, the excess constitutes de minimis market discount, and the rules that we discuss below are not applicable to you.

If you recognize gain on the maturity or disposition of your market discount note, you must treat it as ordinary income to the extent of the accrued market discount on your note. Alternatively, you may elect to include market discount in income currently over the life of your note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount note and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your note in an amount not exceeding the accrued market discount on your note until the maturity or disposition of your note.

You will accrue market discount on your market discount note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you elect to accrue market discount using a constant-yield method, this method will apply only to the note with respect to which it is made and you may not revoke this election.

         PRE-ISSUANCE ACCRUED INTEREST. An election can be made to decrease the issue price of your note by the amount of pre-issuance accrued interest if:

    - a portion of the initial purchase price of your note is attributable to pre-issuance accrued interest;

    - the first stated interest payment on your note is to be made within one year of your note's issue date; and

    - the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your note.

         NOTES SUBJECT TO CONTINGENCIES INCLUDING OPTIONAL REDEMPTION. Your note is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether this contingency relates to payments of interest or of principal. In this case, you must determine the yield and maturity of your note by assuming that the payments will be made according to the payment schedule most likely to occur if:

    - the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

    -   one of these schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your note in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable pricing supplement.

Notwithstanding the general rules for determining yield and maturity, if your note is subject to contingencies, and either you or Popular has an unconditional option or options that, if exercised, would require payments to be made on the note under an alternative payment schedule or schedules, then:

    - in the case of an option or options that Popular may exercise, Popular will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your note; and

    - in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your note.

If both you and Popular hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your note for the purposes of those calculations by using any date on which your note may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your note as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your note is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your note by treating your note as having been retired and reissued on the date of the change in circumstances for an amount equal to your note's adjusted issue price on that date.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. You may elect to include in gross income all interest that accrues on your note using the constant-yield method described above under the heading "-- Inclusion of Original Issue Discount in Income", with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "-- Notes Purchased at a Premium") or acquisition premium.

If you make this election for your note, then, when you apply the constant-yield method:

    -   the issue price of your note will equal your cost;

    -   the issue date of your note will be the date you acquired it; and

    - no payments on your note will be treated as payments of qualified stated interest.

Generally, this election will apply only to the note for which you make it unless the note has amortizable bond premium or market discount. If the note has amortizable bond premium, you will be deemed to have elected to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you own as of the beginning of the taxable year to which the election applies or any taxable year after that year. Additionally, if you make this election for a market discount note, you will be treated as having made the election discussed above under "-- Market Discount" to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a note or the deemed elections with respect to amortizable bond premium or market discount notes without the consent of the Internal Revenue Service.

    VARIABLE RATE NOTES.  Your note will be a variable rate note if:

    - your note's issue price does not exceed the total noncontingent principal payments by more than the lesser of:

        1. .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

        2.   15 percent of the total noncontingent principal payments; and

    - your note provides for stated interest (compounded or paid at least annually) only at:

        1.   one or more qualified floating rates;

        2.   a single fixed rate and one or more qualified floating rates;

        3.   a single objective rate; or

        4. a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your note will have a variable rate that is a qualified floating rate if:

    - variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your note is denominated; or

    -   the rate is equal to this kind of rate multiplied by either:

        1.  a fixed multiple that is greater than 0.65 but not more than 1.35;
            or

        2. a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

    - the value of the rate on any date during the term of your note is set no earlier than three months before the first day on which that value is in effect and no later than one year following that first day.

If your note provides for two or more qualified floating rates that are within
0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate.

Your note will not have a qualified floating rate, however, if the rate is subject to some restrictions (including caps, floors, governors, or other similar restrictions) unless these restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield on the note.

Your note will have a variable rate that is a single objective rate if:

    -   the rate is not a qualified floating rate;

    - the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

    - the value of the rate on any date during the term of your note is set no earlier than three months before the first day on which that value is in effect and no later than one year following that first day.

Your note will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of your note's term.

An objective rate as described above is a qualified inverse floating rate if:

    -   the rate is equal to a fixed rate minus a qualified floating rate; and

    - the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your note will also have a single qualified floating rate or an objective rate if interest on your note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

    - the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than
        0.25 percentage points; or

    - the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

Commercial paper rate notes, prime rate notes, LIBOR notes, treasury rate notes, CMT rate notes, CD rate notes, 11th district rate notes, and federal funds rate notes generally will be treated as variable rate notes under these rules.

In general, if your variable rate note provides for stated interest at a single qualified floating rate or objective rate (or one of those rates after a single fixed rate for an initial period), all stated interest on your note is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for your note.

If your variable rate note does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate, other than at a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your note by:

    - determining a fixed rate substitute for each variable rate provided under your variable rate note;

    - constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

    - determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

    - adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate note, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your note.

If your variable rate note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate, other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate note will be treated, for purposes of the first three steps of the determination, as if your note had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate note as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

         SHORT-TERM NOTES. In general, if you are an individual or other cash basis United States holder of a short-term note, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term notes on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term note will be ordinary income to the extent of the OID accrued on a straight-line basis, unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term notes, you will be required to defer deductions for interest on borrowings allocable to your short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term note, including stated interest, in your short-term note's stated redemption price at maturity.

         FOREIGN CURRENCY DISCOUNT NOTES. If your discount note is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount note in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under "-- Payments of Interest -- Accrual Basis Taxpayers" above. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your note.

NOTES PURCHASED AT A PREMIUM

If you purchase your note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your note by the amount of amortizable bond premium allocable, based on your note's yield to maturity, to that year. If your note is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your note is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, the election will apply to all debt instruments (other than debt instruments, the interest on which is excludible from gross income) that you hold at the beginning of the first taxable year to which the election applies, and to all debt instruments that you acquire after that time, and you may not revoke it without the consent of the Internal Revenue Service. See also "-- Original Issue Discount -- Election to Treat All Interest as Original Issue Discount" for more information about the consequences of an election to amortize bond premium.

PURCHASE, SALE AND RETIREMENT OF THE NOTES

Your tax basis in your note will generally be the U.S. dollar cost (as defined below) of your note, adjusted by:

    - adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your note; and then

    - subtracting the amount of any payments on your note that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on your note.

If you purchase your note with foreign currency, the U.S. dollar cost of your note will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your note is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your note will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement and your tax basis in your note. If your note is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of this amount on:

    - the date payment is received, if you are a cash basis taxpayer and the notes are not traded on an established securities market, as defined in the applicable Treasury regulations;

    -   the date of disposition, if you are an accrual basis taxpayer; or

    - the settlement date for the sale, if you are a cash basis taxpayer, or an accrual basis taxpayer that so elects, and the notes are traded on an established securities market, as defined in the applicable Treasury regulations.

You will recognize capital gain or loss when you sell or retire your note, except to the extent:

    - described above under "-- Original Issue Discount -- Short-Term Notes" or "-- Original Issue Discount--Market Discount";

    -   attributable to accrued but unpaid interest;

    -   the rules governing contingent payment obligations apply; or

    -   attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% for property held more than one year, and 18% where the property is held for more than five years.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a note as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

EXCHANGE OF AMOUNTS IN OTHER THAN U.S. DOLLARS

If you receive foreign currency as interest on your note or on the sale or retirement of your note, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase notes or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

INDEXED NOTES AND RENEWABLE, EXTENDIBLE AND AMORTIZING NOTES

The applicable pricing supplement will discuss any special United States federal income tax rules (a) with respect to notes the payments on which are determined by reference to any index and other notes that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate notes, (b) with respect to any renewable and extendible notes and (c) with respect to any notes providing for the periodic payment of principal over the life of the note.

BACKUP WITHHOLDING AND INFORMATION REPORTING

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

    - payments of principal and interest on a note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

    - the payment of the proceeds from the sale of a note effected at a United States office of a broker.

Additionally, backup withholding will apply to those payments if you are a noncorporate United States holder that:

    -   fails to provide an accurate taxpayer identification number,

    - is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

    - in certain circumstances, fails to comply with applicable certification requirements.

                            NON-UNITED STATES HOLDERS

If you are a United States Holder, this section does not apply to you and you should refer to "--United States Holders" above.

BACKUP WITHHOLDING AND INFORMATION REPORTING

If you are a beneficial owner of a note and you are not a United States person for U.S. federal income tax purposes, you are generally exempt from backup withholding and information reporting requirements with respect to:

    - payments of principal and interest on a note made to you outside the United States by Popular or another non-United States payor, and

    - other payments of principal and interest on a note and the payment of the proceeds from the sale of a note effected at a United States office of a broker, as long as the income associated with those payments is otherwise exempt from United States federal income tax, and:

        1. the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

                 - an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

                 - other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

        2.  you otherwise establish an exemption.

In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

    - the proceeds are transferred to an account maintained by you in the United States,

    - the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

    - the sale has some other specified connection with the United States as provided in the U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

    -   a United States person,

    -   a controlled foreign corporation for United States tax purposes,

    - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

    -   a foreign partnership, if at any time during its tax year:

        1. one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

        2. the foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a foreign office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

Popular is offering the notes on a continuous basis through the agents, each of which has agreed to use its reasonable efforts to solicit offers to purchase the notes. In addition, the notes may also be sold to an agent, as principal, for resale to investors or other purchasers. The notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. Investors have no assurance that the notes offered by this prospectus supplement will be sold or that there will be a secondary market for the notes. Popular reserves the right to withdraw, cancel or modify this offer without notice. Popular or any agent may reject any offer to purchase the notes in whole or in part.

Unless the applicable pricing supplement specifies otherwise, Popular will sell notes to an agent at a price equal to 100% of the notes' principal amount less the commission applicable to an agency sale of a note of identical maturity. Popular and an agent may agree that the agent may utilize its reasonable efforts as an agent to solicit offers to purchase notes at 100% of their principal amount, unless the applicable pricing supplement specifies otherwise. Depending upon the maturity of the note, Popular will pay a commission to each agent ranging from .125% to .750% of the principal amount of any note sold through that agent. Popular and the agents will negotiate the commissions payable on the sale of notes with stated maturities in excess of 30 years. Popular may also sell notes directly to investors on its own behalf, in which case no commission will be payable.

In addition, the agents may offer the notes they have purchased as principal to other dealers. The agents may sell notes to any dealer at a discount which, unless the applicable pricing supplement specifies otherwise, will not be in excess of the discount the agent receives from Popular. If all the notes are not sold at the initial offering price, Popular or the agents may change the offering price and the other selling terms.

Popular has reserved the right to accept offers to purchase notes through additional distributors on substantially the same terms and conditions (including commission rates) as would apply to purchases of notes by the agents. In addition, Popular has reserved the right to appoint additional agents for the purpose of soliciting offers to purchase notes. The applicable pricing supplement will provide the names of any additional distributors or agents.

Popular reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice and may reject all or part of any orders whether the orders are placed directly with Popular or through an agent. Each agent will have the right in its reasonable discretion to reject all or part of any offer to purchase notes that it receives.

Unless otherwise provided in a pricing supplement relating to foreign currency, multi-currency or indexed notes, purchasers must pay the purchase price of the notes in immediately available funds in New York City on the settlement date.

Popular has agreed to indemnify the agents against and to make contributions relating to some civil liabilities, including liabilities under the Securities Act of 1933. The agents may be deemed to be "underwriters" within the meaning of this Act. Popular has also agreed to reimburse the agents for some of their expenses.

Popular Securities, Inc., a wholly owned subsidiary of Popular, Inc., is a member of the National Association of Securities Dealers, Inc. and is participating in the distribution of this offering as an agent. The offering is therefore being made in compliance with the applicable provisions of NASD Conduct Rule 2720. No NASD member may sell the securities to a discretionary account without the prior specific written approval of the customer.

Each agent who purchases notes as principal on a fixed price basis in connection with an offering of notes may engage in transactions that stabilize the price of notes in the offering. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If an agent creates a short position in the notes, i.e., if it sells notes in an aggregate principal amount exceeding that stated in the applicable pricing supplement, that agent may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these purchases.

None of Popular or any of the agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, none of Popular or any of the agents make any representation that the agents will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

                              VALIDITY OF THE NOTES

The validity of the notes will be passed upon for Popular by Sullivan & Cromwell, New York, New York, and for the agents by Sidley Austin Brown & Wood LLP, New York, New York. Brunilda Santos de Alvarez, Esq., counsel to Popular, will pass upon the validity of the notes as to matters of Puerto Rico law for Popular. Sullivan & Cromwell and Sidley Austin Brown & Wood LLP will rely as to all matters of the laws of the Commonwealth of Puerto Rico upon the opinion of Brunilda Santos de Alvarez, Esq. The opinions of Sullivan & Cromwell, Brunilda Santos de Alvarez, Esq., and Sidley Austin Brown & Wood LLP will be conditioned upon and subject to assumptions regarding future action required to be taken by Popular and the trustee in connection with the issuance and sale of any particular note, the specific terms of the notes and other matters which may affect the validity of the notes but which cannot be ascertained on the date of their opinions. Brunilda Santos de Alvarez, Esq. owns, directly or indirectly, 5,325 shares of common stock of Popular, Inc. pursuant to Popular, Inc.'s employee stock ownership plan and otherwise. The employee stock ownership plan is open to all employees of Popular, Inc.

--------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IT DESCRIBES, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.


                         ------------------------------


                                TABLE OF CONTENTS

                                                                        PAGE

                                 Prospectus Supplement

           Description of Notes We May Offer........................     S-2
           United States Taxation...................................    S-19
           Supplemental Plan of Distribution........................    S-29
           Validity of the Notes....................................    S-30

                                       Prospectus

           Popular, Inc.............................................       2
           Popular International Bank, Inc..........................       2
           Popular North America, Inc...............................       2
           Consolidated Ratio of Earnings to Fixed Charges and
             Ratios of Earnings to Fixed Charges and Preferred
             Stock Dividends of Popular, Inc........................       3
           Use of Proceeds..........................................       3
           Description of Debt Securities We May Offer .............       5
           Description of Preferred Stock...........................      21
           Validity of Offered Securities...........................      25
           Experts..................................................      25
           Plan of Distribution.....................................      25
           Where You Can Find More Information......................      27
           Incorporation of Information We File With the SEC........      27

                             SUBJECT TO COMPLETION
                       PRELIMINARY PROSPECTUS SUPPLEMENT
                            DATED NOVEMBER 13, 2001


                             PROSPECTUS SUPPLEMENT
                    (TO PROSPECTUS DATED           , 2001)

                                 $2,000,000,000

                           POPULAR NORTH AMERICA, INC.

                           MEDIUM-TERM NOTES, SERIES E
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                   UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF
                   PRINCIPAL, PREMIUM, IF ANY, AND INTEREST BY
                                  POPULAR, INC.

                                 ---------------

THE COMPANY: Popular North America, Inc. Our principal executive office is located at Marlton Crossing Office Park, 400 Lippincott Drive, Marlton, New Jersey 08053, and our telephone number is (787) 765-9800.

TERMS: We plan to offer and sell notes with various terms, including the following:

         - Ranking as senior or subordinated indebtedness of Popular North America, Inc.

         -        Stated maturities of 9 months or more from date of issue

         - Redemption and/or repayment provisions, if applicable, whether mandatory or at the option of Popular North America, Inc. or holders of the notes

         -        Payments in U.S. dollars or one or more foreign currencies

         - Minimum denomination of $1,000, increasing in integral multiples of $1,000, or other specified denominations for foreign currencies

         - Book-entry (through The Depository Trust Company) or certificated form

         -        Interest at fixed or floating rates, or no interest at all.
                  The floating interest rate may be based on one or more of the following indices plus or minus a spread and/or multiplied by a spread multiplier:

                  -        commercial paper rate
                  -        prime rate
                  -        LIBOR
                  -        treasury rate
                  -        CMT rate
                  -        CD rate
                  -        federal funds rate
                  -        11th district cost of funds rate
                  - any other base rate or interest rate formula as may be specified in your pricing supplement

         - Interest payments on fixed rate notes on each June 15 and December 15

         - Interest payments on floating rate notes on a monthly, quarterly, semiannual or annual basis

The notes will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Popular, Inc.. We will specify the final terms for each note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The notes will be unsecured obligations of Popular North America, Inc. and the guarantor and will not be savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Popular North America, Inc. or the guarantor and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

                               PUBLIC OFFERING           AGENTS' DISCOUNTS AND                     PROCEEDS TO
                                    PRICE                     COMMISSIONS                  POPULAR NORTH AMERICA, INC.
        Per note.......                    100%                    .125% -- .750%                       99.250%-- 99.875%
        Total(1).......         $2,000,000,000          $2,500,000-- $15,000,000         $1,985,000,000-- $1,997,000,000

---------------

(1) Or the equivalent of this amount in one or more foreign or composite currencies.

We may sell notes to the agents referred to below as principal for resale at varying or fixed offering prices or through the agents as agent using their reasonable efforts on our behalf. We may also sell notes without the assistance of the agents, whether acting as principal or as agent.

If we or Popular, Inc. or Popular International Bank, Inc. sells our securities referred to in the accompanying prospectus other than pursuant to this prospectus supplement, the aggregate initial offering price of notes that we may offer and sell under this prospectus supplement will be reduced.

                                 ---------------

CREDIT SUISSE FIRST BOSTON               JPMORGAN                MERRILL LYNCH & CO.                       POPULAR SECURITIES, INC.

                                 ---------------

           The date of this Prospectus Supplement is         , 2001.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                        DESCRIPTION OF NOTES WE MAY OFFER

This description of the terms of the notes supplements the description of the general terms and provisions of the notes and replaces any inconsistent terms and provisions contained in "Description of Debt Securities We May Offer" in the accompanying prospectus. Each pricing supplement will describe the particular terms of the notes it offers. Unless the pricing supplement applicable to a note provides otherwise, however, each note will have the following terms. In this prospectus supplement, WE means Popular North America, Inc.

Popular North America, Inc. will issue the notes under the Popular North America senior indenture, which is described in the accompanying prospectus. The Popular North America senior indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of some provisions of the Popular North America senior indenture and the notes is only a summary and is qualified by reference to the provisions of the Popular North America senior indenture and the notes. The terms and conditions below will apply to each note unless the applicable pricing supplement or foreign currency, multi-currency and indexed note supplement to the applicable pricing supplement specifies otherwise.

Under the Popular North America senior indenture, Popular North America, Inc. may issue any amount of debt securities in one or more series. From time to time, Popular North America, Inc. may, without the consent of the holders, issue debt securities, including medium-term notes, under the Popular North America senior indenture in addition to the $2,000,000,000 principal amount of notes to which this prospectus supplement relates. The notes will be denominated in and payable in United States dollars unless the applicable pricing supplement provides otherwise.

The notes will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Popular, Inc., as described in the accompanying prospectus under "Description of Debt Securities We May Offer -- Popular, Inc.'s Guarantee".

The applicable pricing supplement will specify the interest rate or interest rate formula and other variable terms of each note. Popular, North America may change interest rates and interest rate formulae, but no change will affect any note already issued or for which Popular North America, Inc. has accepted an offer to purchase. Unless the applicable pricing supplement indicates otherwise, FIXED RATE NOTES will bear interest at fixed rates and FLOATING RATE NOTES will bear interest at floating rates determined by reference to one or more BASE RATES adjusted by any SPREAD and/or SPREAD MULTIPLIER applicable to these notes. These terms are defined below in "Interest Rates -- Floating Rate Notes". Original issue discount notes may be issued at significant discounts from their principal amount payable at maturity, and some original issue discount notes may not bear interest.

Popular North America, Inc. may offer interest rates on notes that differ depending upon, among other factors, the principal amount of notes purchased in any single transaction. Popular North America, Inc. may also offer notes with variable terms other than interest rates concurrently to different investors. Popular North America, Inc. may change the terms of notes from time to time, but no change will affect any note that has been issued or as to which Popular North America, Inc. has accepted an offer to purchase.

Each interest payment will equal the amount of interest that accrues from and includes the next preceding interest payment date on which interest has been paid (or from and including the date the note was issued, if no interest has been paid since then) up to and excluding the applicable interest payment date or at maturity.

Unless otherwise indicated in a pricing supplement, the notes will be issued in book-entry, i.e., global form or fully registered certificated form. Book-entry notes may be transferred or exchanged through the depositary. "Description of Debt Securities We May Offer -- Legal Ownership of Securities" and "-- Special Considerations for Global Debt Securities" in the accompanying prospectus describe the procedures for transferring or exchanging book-entry notes. No service charge will be made for the registration of transfer or exchange of notes issued in certificated form, but Popular North America, Inc. may require the holder to pay any tax or other governmental charge in connection with a transfer or exchange.

                      INFORMATION IN THE PRICING SUPPLEMENT

Your pricing supplement will describe one or more of the following terms of your note:

         -        the stated maturity;

         - the specified currency or currencies for principal and interest, if not U.S. dollars;

         - the price at which we originally issue your note, expressed as a percentage of the principal amount, and the original issue date;

         - whether your note is a fixed rate note, a floating rate note or an indexed note and also whether it is an original issue discount note;

         - if your note is a fixed rate note, the yearly rate at which your note will bear interest, if any, and the interest payment dates, if different from those stated below under "--Interest Rates-- Fixed Rate Notes";

         - if your note is a floating rate note, the interest rate basis, which may be one or more of the base rates described in "-- Interest Rates -- Floating Rate Notes" below; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate, if any; the interest reset, determination, calculation and payment dates; and the calculation agent, all of which we describe under "-- Interest Rates -- Floating Rate Notes" below;

         - if your note is an original issue discount note, the yield to maturity;

         - if your note is an indexed note, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your note will be exchangeable for or payable in stock of an issuer other than us or other property;

         - whether your note may be redeemed at our option or repaid at your option before the stated maturity and, if so, other relevant terms such as the redemption commencement date, repayment date(s), redemption price(s) and redemption period(s), all of which we describe under "-- Redemption and Repayment" below;

         - whether we will issue or make available your note in non-book-entry form; and

         - any other terms of your note that are consistent with the provisions of the indenture, which other terms could be different from those described in this prospectus supplement.

Your pricing supplement will summarize specific financial and other terms of your note, while this prospectus supplement describes terms that apply generally to the notes as a series. Consequently, the terms described in your pricing supplement will supplement those described in this prospectus supplement and, if the terms described there are inconsistent with those described here, the terms described there will be controlling. The terms used in your pricing supplement have the meaning described in this prospectus supplement, unless otherwise specified.

                                PAYMENT MECHANICS

WHO RECEIVES PAYMENT?

If interest is due on a note on an interest payment date, we will pay the interest to the person or entity in whose name the note is registered at the close of business on the regular record date relating to the interest payment date. See "-- Regular Record Dates for Interest" below for more information about the regular record dates. If interest is due at the maturity, we will pay the interest to the person or entity entitled to receive the principal of the note. If principal or another amount is payable on a note at the maturity, we will pay the amount to the holder of the note against surrender of the note at the CORPORATE TRUST OFFICE of the paying agent in the Borough of Manhattan, New York City, which is located at 153 West 51st Street, 5th Floor, New York, New York 10019, Attention: Corporate Trust Services, or, in the case of a global note, in accordance with the applicable policies of the depositary.

REGULAR RECORD DATES FOR INTEREST

Unless we specify otherwise in the applicable pricing supplement, the regular record date relating to an interest payment date for any fixed rate note will be the June 1 or December 1 next preceding that interest payment date, and for any floating rate note will be the 15th calendar day before that interest payment date, in each case whether or not the record date is a business day. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

HOW WE WILL MAKE PAYMENTS DUE IN U.S. DOLLARS

We will follow the practice described in this subsection when paying amounts payable in U.S. dollars. Payments of amounts payable in other currencies will be made as described in the next subsection.

PAYMENTS ON GLOBAL NOTES

We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global note. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the accompanying prospectus under "Description of Debt Securities We May Offer -- What Is a Global Debt Security?".

PAYMENTS ON NON-GLOBAL NOTES

We will make payments on a note in non-global form as follows.

         - We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date.

         - We will make all other payments by check at the paying agent described below, against surrender of the note.

All payments by check will be made in "next-day" funds -- i.e., funds that become available on the day after the check is cashed.

A holder of notes in certificated form with a principal amount of $10,000,000 or more may ask the paying agent in writing before a regular record date to pay interest due on the next interest payment date by transferring immediately available funds to an account at any bank in The City of New York or, with Popular North America, Inc.'s approval, to another bank. The holder must file this request with Bank One, NA, the paying agent, at its corporate trust office. Unless the paying agent receives written notice that the holder is revoking these wire transfer instructions on or before the regular record date immediately preceding an interest payment date or the fifteenth day before maturity, these instructions will apply to any further payment to the holder.

HOW WE WILL MAKE PAYMENTS DUE IN OTHER CURRENCIES

We will follow the practice described in this subsection when paying amounts that are payable in a specified currency other than U.S. dollars.

PAYMENTS ON GLOBAL NOTES

We will make payments on global notes in accordance with the applicable policies of the depository as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows.

Unless otherwise indicated in your pricing supplement, if you are an indirect owner of global notes denominated in a specified currency other than U.S. dollars and if you elect to receive payments in a specified currency other than U.S. dollars, you must notify the participant through which your interest in the global note is held of your election:

         - on or before the applicable regular record date, in the case of a payment of interest; or

         - on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of a payment of principal or any premium.

You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th business day before stated maturity, or on the redemption or repayment date if your note is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction outside the United States acceptable to us and the paying agent.

If the steps described above are not properly completed, you will receive payments in U.S. dollars.

Indirect owners of a global note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

PAYMENTS ON NON-GLOBAL NOTES

Except as described in the last paragraph under this heading, we will make payments on notes in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account requested by the holder, provided the account is at a bank located in the country issuing the specified currency or is in another jurisdiction outside the United States acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the notes are surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee's records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a note in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a note with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

CONVERSION TO U.S. DOLLARS

When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global note or a non-global note as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, as of 11:00 A.M., New York City time, on the second business day before the payment date. Currency bid quotations will be requested on an aggregate basis, for all holders of notes and other debt securities, if any, requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation. If some but not all of the relevant notes are LIBOR notes, the second preceding business day will be determined for this purpose as if none of those notes were LIBOR notes.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

WHEN THE SPECIFIED CURRENCY IS NOT AVAILABLE

If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control -- such as the imposition of exchange controls or a disruption in the currency markets -- we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate, computed by the exchange rate agent, on the second business day before the particular payment or, if that rate is not then available, on the basis of the most recently available market exchange rate.

For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the specified currency in The City of New York as certified for customs purposes (or, if not certified, as otherwise determined) by the Federal Reserve Bank of New York.

The procedures described above will apply to any note, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any note or the indenture.

EXCHANGE RATE AGENT

If we issue a note in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the note is originally issued in the applicable pricing supplement. We may select one of our affiliates or one of the agents or their affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the note without your consent and without notifying you of this change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in the applicable pricing supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

                              DENOMINATION OF NOTES

Unless we specify differently in the pricing supplement relating to your note, the denomination of your note will be $100,000 or integral multiples of $1,000 above that. If your note is denominated in a specified currency other than U.S. dollars, the denomination of the note will be in an amount of the specified currency for the note equivalent to $100,000 and integral multiples of $1,000 above that, using an exchange rate equal to the noon buying rate in New York City for cable transfers for the specified currency on the first business day immediately before the date on which we accept the offer to buy the note.

                                 INTEREST RATES

FIXED RATE NOTES

Each fixed rate note, except any zero coupon note, will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed rate note at the fixed yearly rate stated in the applicable pricing supplement, until the principal is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, interest on a fixed rate note will be payable semiannually each June 15 and December 15, which will be the interest payment dates for a fixed rate note, and at maturity. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. If, however, an interest payment date or the maturity date of a fixed rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day, and no additional interest will accrue with respect to the payment made on that next succeeding business day. We will compute interest on fixed rate notes on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described above under "-- Payment Mechanics". If the original issue date of a note is between a regular record date and the corresponding interest payment date, the initial interest payment will be made to the holder of record on the interest payment date after the next regular record date.

FLOATING RATE NOTES

         In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. These terms appear in BOLD, ITALICIZED type the first time they appear, and we define these terms in "-- Special Rate Calculation Terms" at the end of this subsection.

         Also, please remember that the specific terms of your note as described in your pricing supplement will supplement and may modify or replace the general terms regarding the floating rates of interest described in this subsection. The statements we make in this subsection may not apply to your note.

Each floating rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a floating rate note at the yearly rate determined according to the interest rate formula stated in the applicable pricing supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described above under "-- Payment Mechanics".

BASE RATES

We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following base rates:

         -        commercial paper rate;

         -        prime rate;

         -        LIBOR;

         -        treasury rate;

         -        CMT rate;

         -        CD rate;

         -        federal funds rate;

         -        11th district rate; and/or

         - any other base rate or interest rate formula as may be specified in your pricing supplement.

If you purchase a floating rate note, your pricing supplement will specify the type or types of base rates applicable to your note.

INITIAL BASE RATE

For any floating rate note, the base rate in effect from the original issue date to the first interest reset date will be the initial base rate. We will specify the initial base rate in the applicable pricing supplement.

SPREAD OR SPREAD MULTIPLIER

In some cases, the base rate for a floating rate note may be adjusted:

         - by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or

         - by multiplying the base rate by a specified percentage, called the spread multiplier.

If you purchase a floating rate note, your pricing supplement will specify whether a spread or spread multiplier will apply to your note and, if so, the amount of the spread or spread multiplier. We may change the spread, spread multiplier, INDEX MATURITY and other variable terms of the floating rate notes from time to time, but no change will affect any floating rate note previously issued or as to which we have accepted an offer.

Your pricing supplement will also specify whether the floating rate note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note. Unless you purchase a floating rate note that is designated a floating rate/fixed rate note or an inverse floating rate note, your particular floating rate note will be a regular floating rate note. A regular floating rate note will bear interest at a rate determined by reference to the applicable rate as specified in your pricing supplement and as adjusted by the spread and/or spread multiplier, if applicable. Commencing on the first interest reset date, the rate at which interest on a regular floating rate note is payable will be reset as of each interest reset date. The interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

A floating rate/fixed rate note will bear interest at a rate determined by reference to the applicable rate as specified in your pricing supplement and as adjusted by the spread and/or spread multiplier, if applicable. Commencing on the first interest reset date, the rate at which interest on a floating rate/fixed rate note is payable will be reset as of each interest reset date. The interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate, and the interest rate in effect commencing on the fixed rate commencement date will be the fixed interest rate, if specified in your pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the fixed rate commencement date.

An inverse floating rate note will bear interest at a fixed rate minus the applicable interest rate as specified in your pricing supplement and as adjusted by the spread and/or spread multiplier, if applicable, provided, however, that interest on an inverse floating rate note will not be less than zero. Commencing on the first interest reset date, the rate at which interest on an inverse floating rate note is payable will be reset as of each interest reset date. The interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

Your pricing supplement will also specify, if applicable, the fixed rate commencement date and the fixed interest rate, as those rates may apply to some floating rate notes.

MAXIMUM AND MINIMUM RATES

The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

         - a maximum rate-- i.e., a specified upper limit, or ceiling, that the actual interest rate in effect at any time may not exceed; and/or

         - a minimum rate-- i.e., a specified lower limit, or floor, that the actual interest rate in effect at any time may not fall below.

If you purchase a floating rate note, your pricing supplement will specify whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on a floating rate note.

INTEREST RESET DATES

The rate of interest on a floating rate note will be reset, by the calculation agent described below, daily, weekly, monthly, quarterly, semi-annually or annually. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the applicable pricing supplement, the interest reset date will be as follows:

         -        for floating rate notes that reset daily, each BUSINESS DAY;

         - for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;

         - for treasury rate notes that reset weekly, the Tuesday of each week, except as otherwise described in the next to last paragraph under "--Interest Determination Dates" below;

         - for floating rate notes that reset monthly and are not 11th district rate notes, the third Wednesday of each month;

         - for 11th district rate notes that reset monthly, the first calendar day of the month;

         - for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

         - for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year, as specified in the applicable pricing supplement; and

         - for floating rate notes that reset annually, the third Wednesday of one month of each year, as specified in the applicable pricing supplement.

For a floating rate note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. If an interest reset date falls on a day that is not a business day, that interest reset date will be postponed to the next succeeding business day, except where LIBOR is applicable and that business day falls in the next succeeding calendar month, the particular interest reset date will be the immediately preceding business day. Also, where a treasury rate is applicable, if the interest determination date would otherwise fall on an interest reset date, that interest reset date will be postponed to the next succeeding business day.

There are several exceptions, however, to the reset provisions described above. The base rate in effect from the original issue date to the first interest reset date will be the initial base rate. For floating rate notes that reset daily or weekly, the base rate in effect for each day following the second business day before an interest payment date to, but excluding, the interest payment date, and for each day following the second business day before the maturity to, but excluding, the maturity, will be the base rate in effect on that second business day.

INTEREST DETERMINATION DATES

The interest rate that takes effect on an interest reset date will be determined by the calculation agent by reference to a particular date called an interest determination date. Except as otherwise specified in the applicable pricing supplement:

         - For federal funds rate notes and prime rate notes, the interest determination date relating to a particular interest reset date will be the business day immediately preceding that interest reset date.

         - For CD rate notes, CMT rate notes and commercial paper rate notes, the interest determination date relating to a particular interest reset date will be the second business day preceding that interest reset date.

         - For LIBOR notes, the interest determination date relating to a particular interest reset date will be the second LONDON BANKING DAY preceding the interest reset date. We refer to an interest determination date for a LIBOR note as a LIBOR interest determination date.

         - For treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills -- i.e., direct obligations of the U.S. government -- would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week. If the auction is held on a day that would otherwise be an interest reset date, then the interest reset date will instead be the first business day following the auction date.

         - For 11th district rate notes, the interest determination date relating to a particular interest reset date will be the last working day in San Francisco, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date. We refer to an interest determination date for an 11th district rate note as an 11th district interest determination date.

         - For notes with interest rates based on two or more rates, the interest determination date will be the second business day preceding the particular interest reset date.

INTEREST CALCULATION DATES

As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR notes and 11th district rate notes, however, the determination of the rate will actually be made by a calculation agent on the corresponding interest calculation date. The interest calculation date will be the earlier of the following:

         - the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; or

         - the business day immediately preceding the interest payment date or the maturity, whichever is the day on which the next payment of interest will be due.

INTEREST PAYMENT DATES

The interest payment dates for a floating rate note will depend on when the interest rate is reset and, unless we specify otherwise in the applicable pricing supplement, will be as follows:

         - for floating rate notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

         - for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

         - for floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement;

         - for floating rate notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement; and

         -        for all floating rate notes, at maturity.

Regardless of these rules, if a note is originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date.

If, however, an interest payment date or the maturity date of a floating rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day, and no additional interest will accrue with respect to the payment made on that next succeeding business day.

CALCULATION OF INTEREST

Calculations relating to floating rate notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. Unless the applicable pricing supplement provides otherwise, Bank One, NA will be the calculation agent for the floating rate notes. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of a note without your consent and without notifying you of the change.

For each floating rate note, the calculation agent will determine, on the corresponding interest calculation or determination date, as applicable, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period -- i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate note by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate (also expressed as a decimal) applicable to that day:

         - by 360, in the case of commercial paper rate notes, prime rate notes, LIBOR notes, CD rate notes, federal funds rate notes and 11th district rate notes; or

         - by the actual number of days in the year, in the case of treasury rate notes and CMT rate notes.

The interest factor for notes as to which the interest rate is based on two or more rates will be calculated in each interest period as if only the applicable rate specified in your pricing supplement applied.

Upon the request of the holder of any floating rate note, the calculation agent will provide for that note the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation relating to a floating rate note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the following subsections. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any agent and its affiliates, and they may include our affiliates.

COMMERCIAL PAPER RATE NOTES

If you purchase a commercial paper rate note, your note will bear interest at a base rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The commercial paper rate will be the MONEY MARKET YIELD of the rate, for the relevant interest determination date, for commercial paper having the INDEX MATURITY specified in your pricing supplement, as published in H.15 (519) under the heading "Commercial Paper -- Non-financial".:

         - If the rate described above is not published in H.15 (519) by 3:00 P.M., New York City time, on the relevant interest calculation date, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in your pricing supplement, as published in H.15 DAILY UPDATE or any other recognized electronic source used for displaying that rate, under the heading "Commercial Paper -- Non-financial"; or

         - If the rate described in the prior paragraph is not published in H.15 (519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in The City of New York (which may include the agents or their affiliates) selected by the calculation agent; or

         - If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

PRIME RATE NOTES

If you purchase a prime rate note, your note will bear interest at a base rate equal to the prime rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The prime rate will be the rate, for the relevant interest determination date, published in H.15 (519) under the heading "Bank Prime Loan".

         - If the rate described above is not published in H.15 (519) by 3:00 P.M., New York City time, on the relevant interest calculation date, then the prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading "Bank Prime Loan"; or

         - If the rate described in the prior paragraph is not published in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the prime rate will be the arithmetic mean of the following rates as they appear on the REUTERS SCREEN US PRIME 1 PAGE- the rate of interest publicly announced by each bank appearing on that page as that bank's prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date; or

         - If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in The City of New York selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year; or

         - If fewer than three banks selected by the calculation agent are quoting as described above, the prime rate for the new interest period will be the prime rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

LIBOR NOTES

If you purchase a LIBOR note, your note will bear interest at a base rate equal to LIBOR, which means the London interbank offered rate for deposits in U.S. dollars or any other index currency, as specified in your pricing supplement. In addition, the applicable LIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your pricing supplement. LIBOR will be determined in the following manner:

         -        LIBOR will be either:

                  --       the offered rate appearing on the TELERATE LIBOR
                           PAGE; or

                  -- the arithmetic mean of the offered rates appearing on the REUTERS SCREEN LIBOR PAGE unless that page by its terms cites only one rate, in which case that rate;

in either case, as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. Your pricing supplement will indicate the index currency, the index maturity and the reference page that apply to your LIBOR note. If no reference page is specified in your pricing supplement, the Telerate LIBOR page will apply to your LIBOR note.

         - If the Telerate LIBOR page applies and the rate described above does not appear on that page, or if the Reuters screen LIBOR page applies and fewer than two of the rates described above appear on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: deposits of the index currency having the relevant index maturity beginning on the relevant interest reset date, and in a REPRESENTATIVE AMOUNT. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations; or

         - If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the principal financial center for the country of the index currency, on that LIBOR interest determination date, by three major banks in that financial center selected by the calculation agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount; or

         - If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

TREASURY RATE NOTES

If you purchase a treasury rate note, your note will bear interest at a base rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in your pricing supplement, as that rate appears on TELERATE PAGE 56 or 57 under the heading "Investment Rate". If the treasury rate cannot be determined in this manner, the following procedures will apply.

         - If the rate described above does not appear on either page at 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from that source at that time), the treasury rate will be the BOND EQUIVALENT YIELD of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High"; or

         - If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury; or

         - If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as published in H.15 (519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market"; or

         - If the rate described in the prior paragraph is not published in H.15 (519) by 3:00 P.M., New York City time, on the relevant interest calculation date, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as published in
                  H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market"; or

         - If the rate described in the prior paragraph is not published in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in The City of New York selected by the calculation agent; or

         - If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT RATE NOTES

If you purchase a CMT rate note, your note will bear interest at a base rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The CMT rate will be the following rate displayed on the DESIGNATED CMT TELERATE PAGE under the heading "Treasury Constant Maturities", under the column for the DESIGNATED CMT INDEX MATURITY:

         - if the designated CMT Telerate page is Telerate page 7051, the rate for the relevant interest determination date; or

         - if the designated CMT Telerate page is Telerate page 7052, the weekly or monthly average, as specified in your pricing supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable; or

         - if the applicable rate described above is not displayed on the relevant designated CMT Telerate page at 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CMT rate will be the applicable treasury constant maturity rate described above -- i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable -- as published in H.15 (519); or

         - if the applicable rate described in the prior paragraph is not published in H.15 (519) by 3:00 P.M., New York City time, on the relevant interest calculation date, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

                  -- is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

                  -- is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Telerate page and published in
                           H.15 (519); or

         - if the rate described in the prior paragraph is not published by 3:00 P.M., New York City time, on the relevant interest calculation date, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued treasury notes having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in The City of New York selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation -- or, if there is equality, one of the highest -- and the lowest quotation -- or, if there is equality, one of the lowest. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government; or

         - if fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

         - if fewer than three of these primary dealers are quoting as described in the paragraph preceding the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for treasury notes with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in The City of New York selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation-- or, if there is equality, one of the highest-- and the lowest quotation-- or, if there is equality, one of the lowest. If two treasury notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury note with the shorter remaining term to maturity.

         - if fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded; or

         - if fewer than three primary dealers selected by the calculation agent are quoting as described in the paragraph preceding the prior paragraph, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD RATE NOTES

If you purchase a CD rate note, your note will bear interest at a base rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in your pricing supplement, as published in H.15 (519) under the heading "CDs (secondary market)".

         - If the rate described above is not published in H.15 (519) by 3:00 P.M., New York City time, on the relevant interest calculation date, then the CD rate will be the rate, for the relevant interest determination date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "CDs (secondary market)"; or

         - If the rate described in the prior paragraph is not published in H.15 (519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include the agents or their affiliates), as selected by the calculation agent; or

         - If the dealers selected by the calculation agent are not quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

FEDERAL FUNDS RATE NOTES

If you purchase a federal funds rate note, your note will bear interest at a base rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The federal funds rate will be the rate for U.S. dollar federal funds on the relevant interest determination date, as published in H.15 (519) under the heading "Federal Funds (Effective)", as that rate is displayed on Telerate page 120.

         - If the rate described above is not displayed on Telerate page 120 at 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from that source at that time), then the federal funds rate will be the rate, for the relevant interest determination date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "Federal Funds (Effective)"; or

         - If the rate described in the prior paragraph is not displayed on Telerate page 120 and is not published in H.15 (519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in The City of New York selected by the calculation agent; or

         - If the brokers selected by the calculation agent are not quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

11TH DISTRICT RATE NOTES

If you purchase an 11th district rate note, your note will bear interest at a base rate equal to the 11th district rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The 11th district rate will be the rate equal to the monthly weighted average cost of funds for the calendar month immediately before the relevant 11th district interest determination date, as displayed on Telerate page 7058 under the heading "11th District" as of 11:00 A.M., San Francisco time, on that date.

         - If the rate described above does not appear on Telerate page 7058 on the relevant 11th district interest determination date, then the 11th district rate for that date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately before the relevant 11th district interest determination date, as most recently announced by the Federal Home Loan Bank of San Francisco as that cost of funds; or

         - If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in the prior paragraph on or before the relevant 11th district interest determination date, the 11th district rate in effect for the new interest period will be the 11th district rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

SPECIAL RATE CALCULATION TERMS

In this subsection entitled "-- Interest Rates", we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

"BOND EQUIVALENT YIELD" means a yield expressed as a percentage and calculated in accordance with the following formula:

                                  bond equivalent yield =            D X N           X 100
                                                               -------------------
                                                                 360-- (D X M)

where

         - "D" means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

         -        "N" means 365 or 366, as the case may be; and

         - "M" means the actual number of days in the applicable interest reset period.

"BUSINESS DAY" means, for any note, a day that meets all the following applicable requirements:

         - for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions generally are authorized or obligated by law, regulation or executive order to close in The City of New York;

         -        if the note is a LIBOR note, is also a London banking day; and

         - if the note has a specified currency other than U.S. dollars, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency. If the specified currency is euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open. The term "principal financial center" refers to the capital city of the country issuing the specified currency or the capital city of the country to which the LIBOR currency relates. However, with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, South African rand and Swiss francs, the term "principal financial center" refers to The City of New York, Sydney, and (solely in the case of specified currency) Melbourne, Toronto, Frankfurt, Amsterdam, Milan, Johannesburg and Zurich, respectively.

"DESIGNATED CMT INDEX MATURITY" means the index maturity for a CMT rate note and will be the original period to maturity of a U.S. treasury security -- either 1, 2, 3, 5, 7, 10, 20 or 30 years -- specified in the applicable pricing supplement. If no such original maturity period is so specified, the designated CMT index maturity will be 2 years.

"DESIGNATED CMT TELERATE PAGE" means the Telerate page specified in the applicable pricing supplement that displays treasury constant maturities as reported in H.15 (519). If no Telerate page is so specified, then the applicable page will be Telerate page 7052. If Telerate Page 7052 applies but the applicable pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

"H.15 (519)" means the weekly statistical release designated as "H.15 (519)", or any successor publication, published by the Board of Governors of the Federal Reserve System.

"H.15 DAILY UPDATE" means the daily update of H.15 (519) available through the worldwide-web site of the Board of Governors of the Federal Reserve System, at http: //www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

"INDEX CURRENCY" means, with respect to a LIBOR note, the currency specified as such in the applicable pricing supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the applicable pricing supplement.

"INDEX MATURITY" means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

"LONDON BANKING DAY" means any day on which dealings in the relevant index currency are transacted in the London interbank market.

"MONEY MARKET YIELD" means a yield expressed as a percentage and calculated in accordance with the following formula:


           money market yield  =         D X 360          X 100
                                   -------------------
                                      360-- (D X M)


where

         - "D" means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

         - "M" means the actual number of days in the relevant interest reset period.

"REPRESENTATIVE AMOUNT" means an amount that, in the calculation agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

"REUTERS SCREEN LIBOR PAGE" means the display on the Reuters Monitor Money Rates Service, or any successor service, on the page designated as "LIBO" or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

"REUTERS SCREEN US PRIME 1 PAGE" means the display on the "US PRIME 1" page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

"TELERATE LIBOR PAGE" means Telerate page 3750 or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

"TELERATE PAGE" means the display on Bridge Telerate Inc., or any successor service, on the page or pages specified in this prospectus supplement or the applicable pricing supplement, or any replacement page or pages on that service.

If, when we use the terms designated CMT Telerate page, H.15 (519), H.15 daily update, Reuters screen LIBOR page, Reuters screen US PRIME 1 page, Telerate LIBOR page or Telerate page, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

                                  INDEXED NOTES

We may issue notes with the amount of principal, premium and/or interest payable in respect of the notes to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies relative to an indexed currency or to other items, which we will specify, if applicable, in your pricing supplement. In certain cases, holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of the indexed notes depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of indexed notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in indexed notes will be specified in your pricing supplement.

                          ORIGINAL ISSUE DISCOUNT NOTES

We may issue notes at a price lower than their stated principal amount which may or may not bear interest. These notes are called original issue discount notes. If original issue discount notes are redeemed before the stated maturity or their maturity is accelerated, the holder will be entitled to receive less than the principal amount of the notes that it holds as provided in the applicable pricing supplement. In addition, original issue discount notes may be considered "discount notes" for U.S. federal income tax purposes, as "United States Taxation -- Original Issue Discount" describes later in this prospectus supplement. The pricing supplement may describe other considerations that apply only to original issue discount notes.

                                AMORTIZING NOTES

We will make payments on amortized notes at intervals specified in the pricing supplement and at maturity. Unless the applicable pricing supplement specifies otherwise, interest on an amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments on amortizing notes will count towards interest first and then to the reduction of the unpaid principal amount. The applicable pricing supplement and note each will provide information regarding repayment and other matters.

                     FOREIGN CURRENCY NOTES, MULTI-CURRENCY
                             NOTES AND INDEXED NOTES

A foreign currency or indexed currency supplement in the applicable pricing supplement will establish provisions that apply to notes denominated in a currency other than U.S. dollars. This currency supplement will specify the following information:

         - the currency or currencies, including composite currencies, of payments on the note;

         -        tax considerations;

         -        method for determining the principal amount due at maturity;

         -        risks associated with this type of note;

         - whether the principal amount at maturity will be determined by reference to the exchange rate of a currency other than U.S. dollars to an indexed currency or other index. Indexed notes' principal amount due at maturity may be greater or less than the face amount of the note depending upon the relative value of the non-U.S. currency and the indexed currency; and

         - any other terms relating to the denomination in a currency other than U.S. dollars.

                            REDEMPTION AND REPAYMENT

Unless otherwise indicated in your pricing supplement, your note will not be entitled to the benefit of any sinking fund -- that is, we will not deposit money on a regular basis into any separate custodial account to repay your notes. We will be entitled to redeem your notes in the circumstances described in the accompanying prospectus under "Description of Debt Securities We May Offer -- Redemption and Repayment". Except as described in the accompanying prospectus, we will not be entitled to redeem your note before its stated maturity unless your pricing supplement specifies a redemption commencement date. You will not be entitled to require us to buy your note from you before its stated maturity unless your pricing supplement specifies one or more repayment dates.

If your pricing supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices, which will be expressed as a percentage of the principal amount of your note. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of notes during those periods will apply.

If your pricing supplement specifies a redemption commencement date, your note will be redeemable at our option at any time on or after that date. If we redeem your note, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your note is redeemed.

If your pricing supplement specifies a repayment date, your note will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any note, we will give to the trustee and the holder written notice of the principal amount of the note to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described in the accompanying prospectus under "Description of Debt Securities We May Offer -- Notices".

If a note represented by a global note is repayable at the holder's option, DTC or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global note and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interest, requesting that they notify DTC to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by DTC before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

If the option of the holder to elect repayment as described above is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with Rule 14e-1 as then in effect to the extent applicable.

We or our affiliates may purchase notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Notes that we or they purchase may, at our discretion, be held, resold or canceled.

                             UNITED STATES TAXATION

This section describes the principal United States federal income tax consequences of owning the notes we are offering. This section represents the opinion of Sullivan & Cromwell, counsel to Popular North America, Inc. It applies to you only if you are an initial purchaser of notes and you own your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

         -        a dealer in securities or currencies;

         - a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

         - an individual that is a bona fide resident of Puerto Rico during the entire taxable year;

         -        a bank;

         -        a life insurance company;

         -        a tax-exempt organization;

         - a person that owns notes that are a hedge or that are hedged against interest rate or currency risks;

         - a person that owns notes as part of a straddle or conversion transaction for tax purposes; or

         - a person whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable pricing supplement. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws may change, possibly on a retroactive basis.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

                              UNITED STATES HOLDERS

This section describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

         -        a citizen or resident of the United States;

         - a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

         - an estate whose income is subject to United States federal income tax regardless of its source; or

         - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to "-- United States Alien Holders" below.

PAYMENTS OF INTEREST

Except as described below in the case of interest on a discount note that is not qualified stated interest (each as defined below under "-- Original Issue Discount"), you will be taxed on any interest on your note, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars, which we call a "foreign currency", as ordinary income at the time you receive the interest or it accrues, depending on your method of accounting for tax purposes.

         CASH BASIS TAXPAYERS. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

         ACCRUAL BASIS TAXPAYERS. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year).

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you own at the beginning of the first taxable year to which the election applies and to all debt instruments that you acquire after that time. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of your note) denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

ORIGINAL ISSUE DISCOUNT

If you own a note, other than a note with a term of one year or less (a short-term note), it will be treated as issued at an original issue discount (a discount note) if the amount by which the note's "stated redemption price at maturity" exceeds its "issue price" is more than a "de minimis amount". All three terms are defined below. Generally, a note's issue price will be the first price at which a substantial amount of notes included in the issue of which the note is a part are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A note's stated redemption price at maturity is the total of all payments provided by the note that are not payments of qualified stated interest. Generally, an interest payment on a note is qualified stated interest if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate (with some exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the note. There are special rules for variable rate notes that we discuss below under "-- Variable Rate Notes".

In general, your note is not a discount note if the amount by which its stated redemption price at maturity exceeds its issue price is less than 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity (the de minimis amount). Your note will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If, however, the amount of original issue discount on your note is more than the de minimis amount as otherwise determined, and all stated interest provided for in your note would be qualified stated interest except that for one or more accrual periods the interest rate is below the rate applicable for the remainder of your note's term, then for purposes of determining whether your note has de minimis original issue discount your note's stated redemption price at maturity is treated as equal to the note's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price. The amount of foregone interest is the amount of additional stated interest that would be required to be payable on your note during the period of the interest shortfall so that all stated interest would be qualified stated interest. If your note has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the note, unless you make the election described below under "-- Election to Treat All Interest as Original Issue Discount". You can determine the includible amount with respect to each such payment by multiplying the total amount of your note's de minimis original issue discount by a fraction equal to:

         -        the amount of the principal payment made divided by

         -        the stated principal amount of the note.

         INCLUSION OF ORIGINAL ISSUE DISCOUNT IN INCOME. Generally, if your discount note matures more than one year from its date of issue, you must include original issue discount, which we call "OID", in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasing amounts of OID in income over the life of your discount note. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount note for each day during the taxable year or portion of the taxable year that you hold your discount note (accrued OID). You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount note and you may vary the length of each accrual period over the term of your discount note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on your discount note must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

         - multiplying your discount note's adjusted issue price at the beginning of the accrual period by your note's yield to maturity, and then

         - subtracting from this figure the sum of the payments of qualified stated interest on your note allocable to the accrual period.

You must determine the discount note's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount note's adjusted issue price at the beginning of any accrual period by:

         - adding your discount note's issue price and any accrued OID for each prior accrual period, and then

         - subtracting any payments previously made on your discount note that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued before the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

         - the amount payable at the maturity of your note other than any payment of qualified stated interest, and

         - your note's adjusted issue price as of the beginning of the final accrual period.

         ACQUISITION PREMIUM. If you purchase your note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your note after the purchase date but is greater than the amount of your note's adjusted issue price (determined as described above under "-- Original Issue Discount"), the excess is acquisition premium. If you do not make the election described below under "-- Election to Treat All Interest as Original Issue Discount", then you must reduce the daily portions of OID by an amount equal to:

         - the excess of your adjusted basis in the note immediately after purchase over the adjusted issue price of your note, divided by

         - the excess of the sum of all amounts payable, other than qualified stated interest, on your note after the purchase date over your note's adjusted issue price.

         MARKET DISCOUNT. You will be treated as if you purchased your note, other than a short-term note, at a market discount and your note will be a market discount note if:

         - you purchase your note for less than its issue price (determined as described above under "-- Original Issue Discount"); and

         - the difference between the note's stated redemption price at maturity or, in the case of a discount note, the note's revised issue price, and the price you paid for your note is equal to or greater than 1/4 of 1 percent of your note's stated redemption price at maturity or the revised issue price, respectively, multiplied by the number of complete years to the note's maturity. To determine the revised issue price of your note for these purposes, you generally add any OID that has accrued on your note to its issue price.

If your note's stated redemption price at maturity or, in the case of a discount note, its revised issue price, does not exceed the price you paid for the note by 1/4 of 1 percent multiplied by the number of complete years to the note's maturity, the excess constitutes de minimis market discount, and the rules that we discuss below are not applicable to you.

If you recognize gain on the maturity or disposition of your market discount note, you must treat it as ordinary income to the extent of the accrued market discount on your note. Alternatively, you may elect to include market discount in income currently over the life of your note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount note and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your note in an amount not exceeding the accrued market discount on your note until the maturity or disposition of your note.

You will accrue market discount on your market discount note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you elect to accrue market discount using a constant-yield method, this method will apply only to the note with respect to which it is made and you may not revoke this election.

         PRE-ISSUANCE ACCRUED INTEREST. An election can be made to decrease the issue price of your note by the amount of pre-issuance accrued interest if:

         - a portion of the initial purchase price of your note is attributable to pre-issuance accrued interest;

         - the first stated interest payment on your note is to be made within one year of your note's issue date; and

         - the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your note.

         NOTES SUBJECT TO CONTINGENCIES INCLUDING OPTIONAL REDEMPTION. Your note is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether this contingency relates to payments of interest or of principal. In this case, you must determine the yield and maturity of your note by assuming that the payments will be made according to the payment schedule most likely to occur if:

         - the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

         - one of these schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your note in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable pricing supplement.

Notwithstanding the general rules for determining yield and maturity, if your note is subject to contingencies, and either you or Popular North America, Inc. has an unconditional option or options that, if exercised, would require payments to be made on the note under an alternative payment schedule or schedules, then:

         - in the case of an option or options that Popular North America, Inc. may exercise, Popular North America, Inc. will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your note; and

         - in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your note.

If both you and Popular North America, Inc. hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your note for the purposes of those calculations by using any date on which your note may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your note as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your note is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your note by treating your note as having been retired and reissued on the date of the change in circumstances for an amount equal to your note's adjusted issue price on that date.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. You may elect to include in gross income all interest that accrues on your note using the constant-yield method described above under the heading "-- Inclusion of Original Issue Discount in Income", with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "-- Notes Purchased at a Premium") or acquisition premium.

If you make this election for your note, then, when you apply the constant-yield method:

         -        the issue price of your note will equal your cost;

         -        the issue date of your note will be the date you acquired it;
                  and

         - no payments on your note will be treated as payments of qualified stated interest.

Generally, this election will apply only to the note for which you make it unless the note has amortizable bond premium or market discount. If the note has amortizable bond premium, you will be deemed to have elected to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you own as of the beginning of the taxable year to which the election applies or any taxable year after that year. Additionally, if you make this election for a market discount note, you will be treated as having made the election discussed above under "-- Market Discount" to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a note or the deemed elections with respect to amortizable bond premium or market discount notes without the consent of the Internal Revenue Service.

         VARIABLE RATE NOTES. Your note will be a variable rate note if:

         - your note's issue price does not exceed the total noncontingent principal payments by more than the lesser of:

                  1. .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

                  2. 15 percent of the total noncontingent principal payments; and

         - your note provides for stated interest (compounded or paid at least annually) only at:

                  1.       one or more qualified floating rates;

                  2. a single fixed rate and one or more qualified floating rates;

                  3.       a single objective rate; or

                  4. a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your note will have a variable rate that is a qualified floating rate if:

         - variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your note is denominated; or

         -        the rate is equal to this kind of rate multiplied by either:

                  1. a fixed multiple that is greater than 0.65 but not more than 1.35; or

                  2. a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

         - the value of the rate on any date during the term of your note is set no earlier than three months before the first day on which that value is in effect and no later than one year following that first day.

If your note provides for two or more qualified floating rates that are within
0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate.

Your note will not have a qualified floating rate, however, if the rate is subject to some restrictions (including caps, floors, governors, or other similar restrictions) unless these restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield on the note.

Your note will have a variable rate that is a single objective rate if:

         -        the rate is not a qualified floating rate;

         - the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

         - the value of the rate on any date during the term of your note is set no earlier than three months before the first day on which that value is in effect and no later than one year following that first day.

Your note will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of your note's term.

An objective rate as described above is a qualified inverse floating rate if:

         - the rate is equal to a fixed rate minus a qualified floating rate; and

         - the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your note will also have a single qualified floating rate or an objective rate if interest on your note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

         - the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points; or

         - the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

Commercial paper rate notes, prime rate notes, LIBOR notes, treasury rate notes, CMT rate notes, CD rate notes, 11th district rate notes, and federal funds rate notes generally will be treated as variable rate notes under these rules.

In general, if your variable rate note provides for stated interest at a single qualified floating rate or objective rate (or one of those rates after a single fixed rate for an initial period), all stated interest on your note is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for your note.

If your variable rate note does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate, other than at a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your note by:

         - determining a fixed rate substitute for each variable rate provided under your variable rate note;

         - constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

         - determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

         - adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate note, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your note.

If your variable rate note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate, other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate note will be treated, for purposes of the first three steps of the determination, as if your note had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate note as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

         SHORT-TERM NOTES. In general, if you are an individual or other cash basis United States holder of a short-term note, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term notes on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term note will be ordinary income to the extent of the OID accrued on a straight-line basis, unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term notes, you will be required to defer deductions for interest on borrowings allocable to your short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term note, including stated interest, in your short-term note's stated redemption price at maturity.

         FOREIGN CURRENCY DISCOUNT NOTES. If your discount note is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount note in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under "-- Payments of Interest -- Accrual Basis Taxpayers" above. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your note.

NOTES PURCHASED AT A PREMIUM

If you purchase your note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your note by the amount of amortizable bond premium allocable, based on your note's yield to maturity, to that year. If your note is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your note is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, the election will apply to all debt instruments (other than debt instruments, the interest on which is excludible from gross income) that you hold at the beginning of the first taxable year to which the election applies, and to all debt instruments that you acquire after that time, and you may not revoke it without the consent of the Internal Revenue Service. See also "-- Original Issue Discount -- Election to Treat All Interest as Original Issue Discount" for more information about the consequences of an election to amortize bond premium.

PURCHASE, SALE AND RETIREMENT OF THE NOTES

Your tax basis in your note will generally be the U.S. dollar cost (as defined below) of your note, adjusted by:

         - adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your note; and then

         - subtracting the amount of any payments on your note that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on your note.

If you purchase your note with foreign currency, the U.S. dollar cost of your note will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your note is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your note will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement and your tax basis in your note. If your note is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of this amount on:

         - the date payment is received, if you are a cash basis taxpayer and the notes are not traded on an established securities market, as defined in the applicable Treasury regulations;

         -        the date of disposition, if you are an accrual basis taxpayer;
                  or

         - the settlement date for the sale, if you are a cash basis taxpayer, or an accrual basis taxpayer that so elects, and the notes are traded on an established securities market, as defined in the applicable Treasury regulations.

You will recognize capital gain or loss when you sell or retire your note, except to the extent:

         - described above under "-- Original Issue Discount -- Short-Term Notes" or "-- Original Issue Discount -- Market Discount";

         -        attributable to accrued but unpaid interest;

         -        the rules governing contingent payment obligations apply; or

         -        attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% for property held more than one year, and 18% where the property is held for more than five years.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a note as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

EXCHANGE OF AMOUNTS IN OTHER THAN U.S. DOLLARS

If you receive foreign currency as interest on your note or on the sale or retirement of your note, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase notes or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

INDEXED NOTES AND RENEWABLE, EXTENDIBLE AND AMORTIZING NOTES

The applicable pricing supplement will discuss any special United States federal income tax rules (a) with respect to notes the payments on which are determined by reference to any index and other notes that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate notes, (b) with respect to any renewable and extendible notes and (c) with respect to any notes providing for the periodic payment of principal over the life of the note.

                           UNITED STATES ALIEN HOLDERS

This section describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and are, for United States federal income tax purposes:

         -        a nonresident alien individual;

         -        a foreign corporation;

         -        a foreign partnership; or

         - an estate or trust that is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States holder, this section does not apply to you.

This discussion assumes that the note is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a note:

         - Popular North America, Inc. and its paying agents will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of interest:

                  1. you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Popular North America, Inc. entitled to vote;

                  2. you are not a controlled foreign corporation that is related to Popular North America, Inc. through actual or constructive stock ownership; and

                  3. the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

                           a. you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

                           b. in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,

                           c. the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

                                    i.       a withholding foreign partnership
                                             (generally a foreign partnership
                                             that has entered into an agreement
                                             with the Internal Revenue Service
                                             to assume primary withholding
                                             responsibility with respect to
                                             distributions and guaranteed
                                             payments it makes to its partners),

                                    ii.      a qualified intermediary (generally
                                             a non-United States financial
                                             institution or clearing
                                             organization or a non-United States
                                             branch or office of a United States
                                             financial institution or clearing
                                             organization that is a party to a
                                             withholding agreement with the
                                             Internal Revenue Service), or

                                    iii.     a U.S. branch of a non-United
                                             States bank or of a non-United
                                             States insurance company,

                                    and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

                           d. the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

                                    i.       certifying to the U.S. payor under
                                             penalties of perjury that an
                                             Internal Revenue Service Form
                                             W-8BEN or an acceptable substitute
                                             form has been received from you by
                                             it or by a similar financial
                                             institution between it and you, and

                                    ii.      to which is attached a copy of the
                                             Internal Revenue Service Form
                                             W-8BEN or acceptable substitute
                                             form, or

                           e.       the U.S. payor otherwise possesses
                                    documentation upon which it may rely to
                                    treat the payment as made to a non-United
                                    States person in accordance with U.S.
                                    Treasury regulations; and

         - no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your note.

Further, a note held by an individual, who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

         - the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Popular North America, Inc. entitled to vote at the time of death; and

         - the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

                             BACKUP WITHHOLDING AND
                              INFORMATION REPORTING

UNITED STATES HOLDERS

In general, if you are a noncorporate United States holder, Popular North America, Inc. and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your note, and the accrual of OID on a discount note. In addition, Popular North America, Inc. and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the

Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

UNITED STATES ALIEN HOLDERS

In general, if you are a United States alien holder, payments of principal, premium or interest, including OID, made by Popular North America, Inc. and other payors to you will not be subject to backup withholding and information reporting, providing that the certification requirements described above under "--United States Alien Holders" are satisfied or you otherwise establish an exemption. However, Popular North America, Inc. and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

         - the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

                  1. an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

                  2. other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

         -        you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

         - the proceeds are transferred to an account maintained by you in the United States,

         - the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

         - the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

         -        a United States person,

         - a controlled foreign corporation for United States tax purposes,

         - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

         -        a foreign partnership, if at any time during its tax year:

                  1. one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

                  2. the foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

Popular North America, Inc. is offering the notes on a continuous basis through the agents, each of which has agreed to use its reasonable efforts to solicit offers to purchase the notes. In addition, the notes may also be sold to an agent, as principal, for resale to investors or other purchasers. The notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. Investors have no assurance that the notes offered by this prospectus supplement will be sold or that there will be a secondary market for the notes. Popular North America, Inc. reserves the right to withdraw, cancel or modify this offer without notice. Popular North America, Inc. or any agent may reject any offer to purchase the notes in whole or in part.

Unless the applicable pricing supplement specifies otherwise, Popular North America, Inc. will sell notes to an agent at a price equal to 100% of the notes' principal amount less the commission applicable to an agency sale of a note of identical maturity. Popular North America, Inc. and an agent may agree that the agent may utilize its reasonable efforts as an agent to solicit offers to purchase notes at 100% of their principal amount, unless the applicable pricing supplement specifies otherwise. Depending upon the maturity of the note, Popular North America, Inc. will pay a commission to each agent ranging from .125% to
 .750% of the principal amount of any note sold through that agent. Popular North America, Inc. and the agents will negotiate the commissions payable on the sale of notes with stated maturities in excess of 30 years. Popular North America, Inc. may also sell notes directly to investors on its own behalf, in which case no commission will be payable.

In addition, the agents may offer the notes they have purchased as principal to other dealers. The agents may sell notes to any dealer at a discount which, unless the applicable pricing supplement specifies otherwise, will not be in excess of the discount the agent receives from Popular North America, Inc.. If all the notes are not sold at the initial offering price, Popular North America, Inc. or the agents may change the offering price and the other selling terms.

Popular North America, Inc. has reserved the right to accept offers to purchase notes through additional distributors on substantially the same terms and conditions (including commission rates) as would apply to purchases of notes by the agents. In addition, Popular North America, Inc. has reserved the right to appoint additional agents for the purpose of soliciting offers to purchase notes. The applicable pricing supplement will provide the names of any additional distributors or agents.

Popular North America, Inc. reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice and may reject all or part of any orders whether the orders are placed directly with Popular North America, Inc. or through an agent. Each agent will have the right in its reasonable discretion to reject all or part of any offer to purchase notes that it receives.

Unless otherwise provided in a pricing supplement relating to foreign currency, multi-currency or indexed notes, purchasers must pay the purchase price of the notes in immediately available funds in New York City on the settlement date.

Popular North America, Inc. and Popular, Inc. have agreed to indemnify the agents against and to make contributions relating to some civil liabilities, including liabilities under the Securities Act of 1933. The agents may be deemed to be "underwriters" within the meaning of this Act. Popular North America, Inc. and Popular, Inc. have also agreed to reimburse the agents for some of their expenses.

Popular Securities, Inc., a wholly owned subsidiary of Popular, Inc., is a member of the National Association of Securities Dealers, Inc. and is participating in the distribution of this offering as an agent. The offering is therefore being made in compliance with the applicable provisions of NASD Conduct Rule 2720. No NASD member may sell the securities to a discretionary account without the prior specific written approval of the customer.

Each agent who purchases notes as principal on a fixed price basis in connection with an offering of notes may engage in transactions that stabilize the price of notes in the offering. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If an agent creates a short position in the notes, i.e., if it sells notes in an aggregate principal amount exceeding that stated in the applicable pricing supplement, that agent may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these purchases.

None of Popular North America, Inc., Popular, Inc. or any of the agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, none of Popular North America, Inc., Popular, Inc. or any of the agents make any representation that the agents will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

                              VALIDITY OF THE NOTES

The validity of the notes and guarantees will be passed upon for Popular North America, Inc. by Sullivan & Cromwell, New York, New York, and for the agents by Sidley Austin Brown & Wood LLP, New York, New York. Brunilda Santos de Alvarez, Esq., counsel to Popular, Inc., will pass upon the validity of the guarantees as to matters of Puerto Rico law for Popular, Inc. Sullivan & Cromwell and Sidley Austin Brown & Wood LLP will rely as to all matters of the laws of the Commonwealth of Puerto Rico upon the opinion of Brunilda Santos de Alvarez, Esq. The opinions of Sullivan & Cromwell, Brunilda Santos de Alvarez, Esq., and Sidley Austin Brown & Wood LLP will be conditioned upon and subject to assumptions regarding future action required to be taken by Popular North America, Inc. and the trustee in connection with the issuance and sale of any particular note, the specific terms of the notes and other matters which may affect the validity of the notes but which cannot be ascertained on the date of their opinions. Brunilda Santos de Alvarez, Esq. owns, directly or indirectly, 5,325 shares of common stock of Popular, Inc. pursuant to Popular, Inc.'s employee stock ownership plan and otherwise. The employee stock ownership plan is open to all employees of Popular, Inc.

NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IT DESCRIBES, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                           --------------------------

                               TABLE OF CONTENTS



                                                                    PAGE
                                                                    ----
                            Prospectus Supplement


      Description of Notes We May Offer........................    S-2
      United States Taxation...................................    S-20
      Supplemental Plan of Distribution........................    S-31
      Validity of the Notes....................................    S-32

                                  Prospectus

      Popular, Inc.............................................       2
      Popular International Bank, Inc..........................       2
      Popular North America, Inc...............................       2
      Consolidated Ratio of Earnings to Fixed Charges and
        Ratio of Earnings to Fixed Charges and Preferred
        Stock Dividends of Popular, Inc........................       3
      Use of Proceeds..........................................       3
      Description of Debt Securities We May Offer..............       5
      Description of Preferred Stock...........................      21
      Validity of Offered Securities...........................      25
      Experts..................................................      25
      Plan of Distribution.....................................      25
      Where You Can Find More Information......................      27
      Incorporation of Information We File With the SEC........      27

                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED NOVEMBER 13, 2001
PROSPECTUS
                                  POPULAR, INC.

                                       OR

                        POPULAR INTERNATIONAL BANK, INC.

                                       OR

                           POPULAR NORTH AMERICA, INC.

                       DEBT SECURITIES AND PREFERRED STOCK

     - By this prospectus, we may offer from time to time up to $2,000,000,000 of our:

          -    debt securities and

          -    preferred stock

          - Popular, Inc. will unconditionally and absolutely guarantee all debt securities and preferred stock offered by Popular International Bank, Inc. or Popular North America, Inc.

     - When we offer debt securities or preferred stock, we will provide you with a prospectus supplement or a term sheet describing the terms of the specific issue of debt securities or preferred stock, including the offering price.

     - You should read this prospectus and the prospectus supplement or the term sheet relating to the specific issue of debt securities or preferred stock carefully before you invest.

                                ---------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

We may sell the debt securities or preferred stock directly or through one or more agents or dealers. The agents are not required to sell any specific number or amount of the debt securities or preferred stock.

We may use this prospectus in the initial sale of any security. In addition, we or affiliates may use this prospectus in a market-making transaction in any security after its initial sale. UNLESS WE OR OUR AGENT INFORMS THE PURCHASER OTHERWISE, THIS PROSPECTUS IS BEING USED IN A MARKET-MAKING TRANSACTION.

When we define a specialized term, it appears in BOLD, ITALICIZED type. We refer to the debt securities and preferred stock issued under the terms of this prospectus as the SECURITIES and to Popular, Inc.'s guarantee of securities offered by Popular International Bank, Inc. or Popular North America, Inc. as the GUARANTEES.

            The date of this prospectus is       , 2001.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  POPULAR, INC.

Popular, Inc. is a diversified, publicly owned bank holding company, registered under the Bank Holding Company Act of 1956, as amended and, accordingly, subject to the supervision and regulation of the Board of Governors of the Federal Reserve System. Popular, Inc. was incorporated in 1984 under the laws of the Commonwealth of Puerto Rico and is the largest financial institution in Puerto Rico.

Popular, Inc.'s principal subsidiary, Banco Popular de Puerto Rico, was incorporated in 1893 and is Puerto Rico's largest bank. A consumer-oriented bank, Banco Popular de Puerto Rico has the largest retail franchise and the largest trust operation in Puerto Rico. Banco Popular de Puerto Rico also operates one or more branches in the U.S. Virgin Islands, the British Virgin Islands and New York. Banco Popular de Puerto Rico's deposits are insured under the Bank Insurance Fund of the Federal Deposit Insurance Corporation.

Banco Popular de Puerto Rico has three subsidiaries: Popular Auto, Inc., Puerto Rico's largest vehicle financing, leasing and daily rental company; Popular Finance, Inc., a small-loan and second mortgage company in Puerto Rico; and Popular Mortgage, Inc., a mortgage loan company in Puerto Rico.

Popular, Inc. has three other principal subsidiaries: Popular Securities, Inc., Popular International Bank, Inc. and GM Group, Inc. Popular Securities, Inc. is a securities broker-dealer in Puerto Rico with financial advisory, investment and security brokerage operations for institutional and retail customers and may be an underwriter of the securities. More information regarding Popular International Bank, Inc. and its subsidiary Popular North America, Inc., Inc. is presented below under "Popular International Bank, Inc." and "Popular North America, Inc." GM Group, Inc. provides electronic data processing and consulting services, sale and rental of electronic data processing equipment, and sale and maintenance of computer software to clients in the United States, the Caribbean and Latin America through offices in Puerto Rico, Miami, Venezuela and the Dominican Republic.

In addition, Popular, Inc. has an 85% investment in Newco Mortgage Holding Corporation, a mortgage banking organization with operations in Puerto Rico that does business as Levitt Mortgage.

Popular, Inc.'s principal executive offices are located at 209 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and its telephone number is (787) 765-9800.

                        POPULAR INTERNATIONAL BANK, INC.

Popular International Bank, Inc., a wholly owned subsidiary of Popular, Inc., was organized in 1992 under the laws of the Commonwealth of Puerto Rico. Popular International Bank, Inc. operates as an "international banking entity" under the International Banking Center Regulatory Act of Puerto Rico and is a registered bank holding company under the Bank Holding Company Act. Popular International Bank, Inc. owns the outstanding stock of Popular North America, Inc., ATH Costa Rica and CreST, S.A. Effective May 30, 2001, Popular International Bank, Inc. exercised its option to acquire 19.99% of Centro Financiero BHD, S.A., a diversified financial company in the Dominican Republic. Popular International Bank, Inc. is principally engaged in providing managerial services to its subsidiaries.

Condensed consolidating financial information of Popular, Inc. with separate columns for the parent company, Popular International Bank, Inc., other subsidiaries of Popular, Inc. on a combined basis, consolidating adjustments and the total consolidated amounts are included in the notes to Popular, Inc.'s consolidated financial statements that are incorporated by reference.

Popular International Bank, Inc.'s principal executive offices are located at 209 Munoz Rivera Avenue, Hato & Rey, Puerto Rico 00918, and its telephone number is (787) 765-9800.

                           POPULAR NORTH AMERICA, INC.

Popular North America, Inc., a wholly-owned subsidiary of Popular International Bank, Inc. and an indirect wholly-owned subsidiary of Popular, Inc., was organized in 1991 under the laws of the State of Delaware and is a registered bank holding company under the Bank Holding Company Act. Popular North America, Inc. functions as a holding company for Popular, Inc.'s mainland U.S. operations. Popular North America, Inc. has five wholly owned direct subsidiaries: Banco Popular North America, Inc., a full service commercial bank incorporated in New York State; Equity One, Inc., a diversified consumer finance company; Popular Cash Express, Inc., a retail financial services company; BanPonce Trust I, a statutory business trust; and Banco Popular, National Association, chartered in Orlando, Florida. Banco Popular, National Association commenced operations as a full service commercial bank on July 1, 2000. Popular Insurance, Inc., a wholly owned non-bank subsidiary of Banco Popular, National Association and an indirect subsidiary of Popular North America, Inc., also commenced operations on July 1, 2000. Popular Insurance, Inc. is a general insurance agency that offers insurance products in Puerto Rico.

Banco Popular North America, Inc. conducts banking operations in the mainland United States. The deposits of Banco Popular North America, Inc. are insured under the Bank Insurance Fund of the FDIC.

In addition, Banco Popular North America, Inc. owns all of the outstanding stock of Popular Leasing, USA, a non-banking subsidiary that offers small ticket equipment leasing in the mainland United States.

Equity One, Inc., a wholly owned subsidiary of Popular North America, Inc., is engaged in the business of granting personal and mortgage loans and providing dealer financing in the mainland United States. Popular Cash Express, Inc., a wholly owned subsidiary of Popular North America, Inc., offers services such as check cashing, money transfers to other countries, money order sales and processing of payments through offices and mobile check cashing units in the mainland United States.

Condensed consolidating financial information of Popular, Inc. with separate columns for the parent company, Popular North America, Inc., other subsidiaries of Popular, Inc. on a combined basis, consolidating adjustments and the total consolidated amounts are included in the notes to Popular, Inc.'s consolidated financial statements that are incorporated by reference.

Popular North America, Inc.'s principal executive offices are located at Marlton Crossing Office Park, 400 Lippincott Drive, Marlton, New Jersey 08053, and its telephone number is (787) 765-9800.

If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

In this prospectus, references to "we", "us" and "our" refer to Popular, Inc., Popular International Bank, Inc. and Popular North America, Inc. collectively and do not include any consolidated subsidiaries. When we refer to "your security" and "your prospectus supplement", we mean the security you have purchased and the prospectus supplement describing the specific terms of your security. When we refer to the "issuers", we mean Popular, Inc., Popular International Bank, Inc. and Popular North America, Inc.

    CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
          FIXED CHARGES AND PREFERRED STOCK DIVIDENDS OF POPULAR, INC.


                                                  NINE MONTHS                 YEAR ENDED DECEMBER 31,
                                                     ENDED           ---------------------------------------
                                                  SEPTEMBER 30,
                                                      2001           2000     1999    1998     1997     1996
                                                  ------------       ----     ----    ----     ----     ----
Ratio of Earnings to Fixed Charges:
  Excluding Interest on Deposits ............         1.8             1.6      1.7     1.8      1.8      2.0
  Including Interest on Deposits ............         1.4             1.3      1.4     1.4      1.4      1.4
Ratio of Earnings to Fixed Charges
and
  Preferred Stock Dividends:
  Excluding Interest on Deposits ............         1.7             1.6      1.7     1.8      1.8      2.0
  Including Interest on Deposits ............         1.4             1.3      1.4     1.4      1.4      1.4

For purposes of computing these consolidated ratios, earnings represents income before income taxes plus fixed charges. Fixed charges represents all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest.

                                 USE OF PROCEEDS

We may use the net proceeds from the sale of the securities for:

     - general corporate purposes, including investments in, or extensions of credit to, existing and future subsidiaries,

     -    the acquisition of other banking and financial institutions, and

     -    repayment of outstanding borrowings.

We do not at present have any plans to use the proceeds from any offering for a material acquisition or to repay outstanding borrowings. All or a substantial portion of the proceeds from the sale of securities issued by Popular North America, Inc. will be loaned by Popular North America, Inc. to its direct or indirect subsidiaries, including Equity One, or used by Popular North America, Inc. for general corporate purposes. The net proceeds from the sale of securities by Popular International Bank, Inc. will be loaned by Popular International Bank, Inc. to its affiliates or used by Popular International Bank, Inc. for general corporate purposes. The precise amounts and timing of the application of proceeds will depend on various factors existing at the time of offering of the securities, including Popular, Inc.'s subsidiaries' funding requirements and the availability of other funds. Until used, the proceeds may be temporarily invested in short-term obligations.

                   DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

                      INFORMATION ABOUT OUR DEBT SECURITIES

Three different issuers may offer debt securities using this prospectus:
Popular, Inc., Popular International Bank, Inc. and Popular North America, Inc. In this section, we use "we" when referring to the issuers collectively and "the issuer" when referring to the particular company that issues a particular debt security or series of debt securities.

As required by U.S. federal law for all debt securities of companies that are publicly offered, the debt securities issued under this prospectus are governed by documents called indentures. The indentures are contracts between us and Bank One, NA, which currently acts as trustee under each of the indentures. The trustee has two main roles:

    - First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under "-- Default and Remedies"; and

    - Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt security to a new buyer if you sell and sending you notices.

The indentures permit us to issue different series of debt securities from time to time. We may issue debt securities in such amounts, at such times and on such terms as we wish. The debt securities will differ from one another in their terms.

Popular, Inc. may issue senior debt securities under an indenture dated as of February 15, 1995, as supplemented by the First Supplemental Indenture dated as of May 8, 1997 and as further supplemented by the Second Supplemental Indenture dated as of August 5, 1999, in each case between Popular, Inc. and the trustee. Popular, Inc. may issue subordinated debt securities under an indenture dated as of November 30, 1995 between Popular, Inc. and the trustee. Popular North America, Inc. may issue senior debt securities under an indenture dated as of October 1, 1991, as supplemented by the First Supplemental Indenture dated as of February 28, 1995, the Second Supplemental Indenture dated as of May 8, 1997 and the Third Supplemental Indenture dated as of August 5, 1999, in each case among Popular, Inc., Popular North America, Inc. and the trustee. If Popular International Bank, Inc. issues either senior or subordinated debt securities or if Popular North America, Inc. issues subordinated debt securities, it will enter into an appropriate indenture with a trustee.

The indentures mentioned in the previous paragraph are referred to collectively as the indentures. The debt securities issued under the indentures referred to in the previous paragraph are referred to collectively as the debt securities. The senior debt securities of Popular, Inc., Popular International Bank, Inc. and Popular North America, Inc. are referred to collectively as the senior debt securities and the subordinated debt securities of Popular, Inc., Popular International Bank, Inc. and Popular North America, Inc. are referred to collectively as the subordinated debt securities. A copy or form of each indenture is filed as an exhibit to the registration statement relating to the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not afford holders of the debt securities protection in the event of a sudden decline in credit rating that might result from a recapitalization, restructuring or other highly leveraged transaction.

This section summarizes the material terms that will apply generally to a series of debt securities. Each particular debt security will have financial and other terms specific to it, and the specific terms of each debt security will be described in a prospectus supplement attached to the front of this prospectus. Those terms may vary from the terms described here. As you read this section, therefore, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your debt security.

AMOUNTS THAT WE MAY ISSUE

The indentures do not limit the aggregate amount of debt securities that we may issue, nor do they limit the aggregate amount of any particular series. We have initially authorized the issuance of debt securities and preferred stock having an initial offering price no greater than $2,000,000,000, or an equivalent amount in any other currencies or currency units. We may, however, increase this authorized amount at any time without your consent.

The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, except as described under "-- Restrictive Covenants" below.

HOW THE DEBT SECURITIES RANK AGAINST OTHER DEBT

Unless otherwise specified in the prospectus supplement, the debt securities will not be secured by any property or assets of the issuers. Thus, by owning a debt security, you are one of the unsecured creditors of the issuer of your debt security. The senior debt securities will not be subordinated to any of our other debt obligations. This means that, in a bankruptcy or liquidation proceeding against the issuer the senior debt securities would rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the issuer of the debt security. The subordinated debt securities may be subordinated to any of our other debt obligations as described in "-- Special Terms Relating to the Subordinated Debt Securities" below.

THIS SECTION IS ONLY A SUMMARY

The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. The indentures and the debt securities are governed by New York law. A copy of each indenture or form of indenture has been filed with the SEC as part of our registration statement. See "-- Where You Can Find More Information" below for information on how to obtain a copy.

Because this section and your prospectus supplement provide only a summary, they do not describe every aspect of the indentures and your debt security. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of certain terms used in the indentures. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures. In this section, however, we describe the meaning for only the more important of those terms.

                     FEATURES COMMON TO ALL DEBT SECURITIES

STATED MATURITY AND MATURITY

The day on which the principal amount of your debt security is scheduled to become due and payable is called the stated maturity of the principal and is specified in your prospectus supplement. The principal may become due sooner, by reason of redemption or acceleration after a default. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

We also use the terms "stated maturity" and "maturity" to refer to the dates when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment. When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

CURRENCY OF DEBT SECURITIES

Amounts that become due and payable on your debt security will be payable in a currency, composite currency or basket of currencies specified in your prospectus supplement.

We call this currency, composite currency or basket of currencies a specified currency. The specified currency for your debt security will be U.S. dollars unless your prospectus supplement states otherwise. A specified currency may include the euro. Some debt securities may have different specified currencies for principal and interest.

You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the dealer or dealers that we name in your prospectus supplement, unless other arrangements have been made between you and us or between you and that dealer or dealers. We will make payments on your debt securities in the specified currency, except as otherwise described in your prospectus supplement.

TYPES OF DEBT SECURITIES

We may issue the following types of debt securities:

     - FIXED RATE DEBT SECURITIES. A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount.

     - FLOATING RATE DEBT SECURITIES. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be described in your prospectus supplement.

     - INDEXED DEBT SECURITIES. A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to one or more currencies, commodities or stocks, including baskets of stocks and stock indices, or to any other index described in the applicable prospectus supplement. If you are a holder of an indexed debt security, you may receive a principal amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. That value may fluctuate over time. Some indexed debt securities may also be exchangeable, at the option of the holder or the applicable issuer, into stock of an issuer other than the issuer of the indexed debt securities. If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. If you purchase a security exchangeable into stock of an issuer other than the issuer of the indexed debt securities, your prospectus supplement will include information about the issuer and may also tell you where additional information about the issuer is available. Before you purchase any indexed debt security, you should read carefully the section of your prospectus supplement entitled "Risks Relating to Indexed Debt Securities".

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity.

INFORMATION IN THE PROSPECTUS SUPPLEMENT

Your prospectus supplement will describe one or more of the following terms of your debt security:

     -    the issuer of the series of debt securities

     -    the title of the series of debt securities;

     -    the stated maturity;

     -    whether your debt security is a senior or subordinated debt security;

     - the specified currency or currencies for principal and interest, if not U.S. dollars;

     - the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

          -- If you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A MARKET-MAKING TRANSACTION is one in which

               Popular Securities or another of our affiliates resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original issuance and sale of the note.

     - whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security, and also whether it is an original issue discount debt security;

     - if your debt security is a fixed rate debt security, the rate at which your debt security will bear interest, if any, the regular record dates and the interest payment dates;

     - if your debt security is a floating rate debt security, the interest rate basis; any applicable index, currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the calculation agent;

     - if your debt security is an original issue discount debt security, the yield to maturity;

     - if your debt security is an indexed debt security, the principal amount the issuer will pay you at maturity, the amount of interest, if any, the issuer will pay you on an interest payment date or the formula the issuer will use to calculate these amounts, if any, and whether your debt security will be exchangeable for or payable in stock of an issuer other than the issuer of the indexed debt security or other property;

     - whether your debt security may be redeemed or repaid by the issuer at our or the holder's option before the stated maturity and, if so, other relevant terms such as the redemption commencement date, repayment date(s), redemption price(s) and redemption period(s), all of which we describe under "-- Redemption and Repayment" below;

     - whether we will issue or make available your debt security in non-book-entry form;

     - the denominations in which securities will be issued (if other than integral multiples of U.S. $1,000); and

     - any other terms of your debt security that are consistent with the provisions of the indentures.

                          LEGAL OWNERSHIP OF SECURITIES

Please note that in this prospectus, the term "HOLDERS" means those who own securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in securities registered in "street name" or in securities issued in book-entry form through The Depository Trust Company.

We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the holders of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form, which we refer to as book-entry securities, or in street name will be indirect owners.

BOOK-ENTRY OWNERS

Securities represented by one or more global securities are registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the indentures, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for book-entry securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants make these payments under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in global securities will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as debt securities are issued in global form, investors will be indirect owners, and not holders, of the securities. More information regarding the depositary, participants and indirect owners is described under "-- Special Considerations for Global Debt Securities -- Information Relating to DTC".

STREET NAME OWNERS

We may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name". Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

     -    how it handles securities payments and notices;

     -    whether it imposes fees or charges;

     - how it would handle a request for the holder's consent, if ever required;

     - whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

     - how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

     - if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

LEGAL HOLDERS

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the holders of securities. We do not have obligations to investors who hold beneficial interests in street name, in global securities or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we issue the securities only in global form.

For example, once we make payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose -- e.g., to amend the indentures or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture -- we would seek the approval only from the holders, and not the indirect owners, of the securities. Whether and how the holders contact the indirect owners is up to the holders.

                         WHAT IS A GLOBAL DEBT SECURITY?

We may issue each debt security only in book-entry form. Each debt security issued in book-entry form will be represented by a global debt security that we will deposit with and register in the name of a financial institution or its nominee, that we select. The financial institution that we select for this purpose is called the depositary. Unless we say otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global debt security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global debt security will have the same terms. We may, however, issue a global debt security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global debt security a master global debt security.

A global debt security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "-- Special Considerations for Global Debt Securities -- Special Situations When a Global Debt Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global debt security, and investors will be permitted to own only beneficial interests in a global debt security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global debt security will not be a legal holder of the debt security, but only an indirect owner of a beneficial interest in the global debt security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in "global form only", then the debt security will be represented by a global debt security at all times unless and until the global debt security is terminated under one of the special situations described below under "-- Special Considerations for Global Debt Securities -- Special Situations When a Global Debt Security Will Be Terminated". The global debt security may be a master global debt security, although your prospectus supplement will not indicate whether it is a master global debt security.

                           SPECIAL CONSIDERATIONS FOR
                             GLOBAL DEBT SECURITIES

As an indirect owner, an investor's rights relating to a global debt security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a legal holder of debt securities and instead deal only with the depositary that holds the global debt security.

INFORMATION RELATING TO DTC

DTC will act as securities depository for the book-entry securities. The book-entry securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered global debt security will be issued for each issue of book-entry securities, each in the aggregate principal amount of that issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $400,000,000, one global debt security will be issued with respect to each $400,000,000 of principal amount and an additional global debt security will be issued with respect to any remaining principal amount of that issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers (including the agents), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Purchases of book-entry securities under DTC's system must be made by or through direct participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each actual purchaser of each book-entry note represented by a global debt security, which we refer to as an indirect owner, is in turn to be recorded on the records of direct participants and indirect participants. Indirect owners will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such indirect owners entered into the transaction. Transfers of ownership interests in a global debt security representing book-entry securities are to be accomplished by entries made on the books of participants acting on behalf of indirect owners. Indirect owners of a global debt security representing book-entry securities will not receive non-global certificates representing their ownership interests in the book-entry securities, except if use of the book-entry system for the book-entry securities is discontinued.

To facilitate subsequent transfers, all global debt securities representing book-entry securities which are deposited with, or on behalf of, DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of global debt securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual indirect owners of the global debt securities representing the book-entry securities; DTC's records reflect only the identity of the direct participants to whose accounts the book-entry securities are credited, which may or may not be the indirect owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to indirect owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the global debt securities representing the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to a company as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the book-entry securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal, premium, if any, and/or interest, if any, payments on the global debt securities representing the book-entry securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to indirect owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of those participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of the issuer and the trustee, disbursement of the payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the indirect owners will be the responsibility of direct participants and indirect participants.

If applicable, redemption notices will be sent to Cede & Co. If less than all of the book-entry securities of like tenor and terms are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

An indirect owner will give notice of any option to elect to have its book-entry securities repaid by us, through its participant, to the trustee, and will effect delivery of the book-entry securities by causing the direct participant to transfer the participant's interest in the global debt security or securities representing the book-entry securities, on DTC's records, to the trustee. The requirement for physical delivery of book-entry securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global debt security or securities representing the book-entry securities are transferred by direct participants on DTC's records.

DTC may discontinue providing its services as securities depository with respect to the book-entry securities at any time by giving reasonable notice to us or the trustee. Under these circumstances, if a successor securities depository is not obtained, non-global certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, non-global certificates will be printed and delivered.

The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but neither we nor any agent takes any responsibility for the accuracy of this information.

If debt securities are issued only in the form of a global debt security, an investor should be aware of the following:

     - An investor cannot get the debt securities registered in his or her own name and cannot get non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

     - An investor will be an indirect owner and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "-- Legal Ownership of Securities" above;

     - An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

     - The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to the investor's interest in a global debt security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global debt security. We and the trustee also do not supervise the depositary in any way;

     - The depositary may require that those who purchase and sell interests in a global debt security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

     - Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global debt securities, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

SPECIAL SITUATIONS WHEN A GLOBAL DEBT SECURITY WILL BE TERMINATED

In a few special situations described below, a global debt security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global debt security transferred on termination to their own names, so that they will be legal holders. We have described the rights of holders and street name investors above under "-- Legal Ownership of Securities".

The special situations for termination of a global debt security are:

     - when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global debt security and we do not appoint another institution to act as depositary within 60 days;

     - when we notify the trustee that we wish to terminate that global debt security; or

     - when an event of default has occurred with regard to debt securities represented by that global debt security and has not been cured or waived; we discuss defaults below under "-- Default and Remedies".

When a global debt security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global debt security will be registered and, therefore, who will be the holders of those debt securities.

                                     NOTICES

Notices to be given to holders of a global note will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of notes not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

IN THE REMAINDER OF THIS DESCRIPTION "YOU" MEANS DIRECT HOLDERS AND NOT BOOK ENTRY, STREET NAME OR OTHER INDIRECT OWNERS OF DEBT SECURITIES.

                                 FORM, EXCHANGE,
                            REGISTRATION AND TRANSFER

Debt securities may be issued:

    -   only in fully registered form; and

    -   without interest coupons.

Holders may exchange their non-global debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange".

Holders may exchange or transfer their certificated debt securities at the office of the trustee. We will initially appoint the trustee to act as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any debt securities are redeemable and we redeem less than all those debt securities, we may prohibit the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

                            PAYMENT AND PAYING AGENT

The issuer will only be required to make payment of the principal on a debt security if you surrender the debt security to the paying agent for that debt security. The issuer will only be required to make payment of principal and interest at the office of the paying agent, except that at its option, it may pay interest by mailing a check to the holder. Unless we indicate otherwise in the applicable prospectus supplement, the issuer will pay interest to the person who is the holder at the close of business on the record date for that interest payment, even if that person no longer owns the debt security on the interest payment date.

We will specify in the applicable prospectus supplement the regular record date relating to an interest payment date for any fixed rate debt security and for any floating rate debt security.

PAYMENT WHEN OFFICES ARE CLOSED

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indentures as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day unless the applicable prospectus supplement specifies otherwise.

PAYING AGENT

We will specify the paying agent for payments with respect to debt securities of each series of debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we must maintain a paying agent in each place of payment for each series of debt securities.

UNCLAIMED PAYMENTS

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to the issuer (or any guarantor) for payment and not to the trustee, any other paying agent or anyone else.

                            REDEMPTION AND REPAYMENT

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund -- that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, except as described below, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. Notice of this redemption will be mailed to holders at the address that appears on the register of the redeemed debt securities.

If a debt security represented by a global debt security is repayable at the holder's option, the depositary or its nominee, as the holder, will be the only person that can exercise the rights to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

If the option of the holder to elect repayment as described above is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with Rule 14e-1 as then in effect to the extent applicable.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

A change in law, regulation or interpretation could oblige Popular, Inc. or Popular International Bank, Inc. to pay the additional amounts that are discussed in "-- Taxation by the Commonwealth of Puerto Rico" below. If this happens, we will have the option of redeeming or repaying an entire series of the debt securities at our discretion after giving between 30 and 60 days' notice to the holders at a redemption price of 100% of the principal amount of the notes with the accrued interest to the redemption date, or another redemption price specified in the applicable prospectus supplement.

                        MERGERS AND SIMILAR TRANSACTIONS

Each issuer is generally permitted to merge or consolidate with another entity. Each issuer is also permitted to sell its assets substantially as an entirety to another firm. An issuer may not take any of these actions, however, unless all the following conditions are met:

     - If the successor firm in the transaction is not the applicable issuer, the successor firm must expressly assume that issuer's obligations under the debt securities, the guarantees and the indentures.

     - Immediately after the transaction, no default under the indentures or debt securities of that issuer has occurred and is continuing. For this purpose, "default under the indentures or debt securities" means an event of default or any event that would be an event of default if the requirements for giving us default notice and for the issuer's default having to continue for a specific period of time were disregarded. We describe these matters below under "-- Default and Remedies".

These conditions will apply only if an issuer wishes to merge, consolidate or sell its assets substantially as an entirety. An issuer will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which it acquires the stock or assets of another firm, any transaction that involves a change of control of it but in which it does not merge or consolidate and any asset sale that does not constitute a sale of its assets substantially as an entirety.

The meaning of the phrase "substantially as an entirety" as used above will be interpreted in connection with the facts and circumstances of the subject transaction and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of the assets of the issuer substantially as an entirety.

                              RESTRICTIVE COVENANTS

In the senior indentures, Popular, Inc. promises not to sell, transfer or otherwise dispose of any voting stock of Banco Popular or permit Banco Popular to issue, sell or otherwise dispose of any of its voting stock, unless, after giving effect to the transaction, Banco Popular, Inc. remains a controlled subsidiary (as defined below), except as provided above under "-- Mergers and Similar Transactions".

In addition, Popular, Inc. may not permit Banco Popular to:

     - merge or consolidate, unless the survivor is a controlled subsidiary, or

     - convey or transfer its properties and assets substantially as an entirety, except to a controlled subsidiary.

The senior indentures define "voting stock" as the stock of the class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of a corporation. Stock that may vote only if an event occurs that is beyond the control of its holders is not considered voting stock under the senior indentures, whether or not the event has happened. "Controlled subsidiary" means any corporation of which an issuer owns more than 80% of the outstanding voting stock.

Popular, Inc. also promises in the senior indentures not to, nor to permit any material banking subsidiary to, create, incur or permit to exist any indebtedness for borrowed money secured by a lien or other encumbrance on the voting stock of any material banking subsidiary unless Popular, Inc.'s senior debt securities, Popular, Inc.'s guarantees of Popular North America, Inc.'s senior debt securities and, at Popular, Inc.'s discretion, any other indebtedness with a right of payment equal to Popular, Inc.'s senior debt securities and Popular, Inc.'s guarantees of Popular North America, Inc.'s senior debt securities are secured on an equal basis. "Material banking subsidiary" means any controlled subsidiary chartered as a banking corporation under federal, state or Puerto Rico law that is a significant subsidiary of Popular, Inc. as defined in Rule 1-02 of Regulation S-X of the SEC. As of the date of this prospectus, Banco Popular, Inc. and Banco Popular North America, Inc. are the only material banking subsidiaries of Popular, Inc..

Liens imposed to secure taxes, assessments or governmental charges or levies are not restricted, however, provided they are:

     -    not then due or delinquent;

     -    being contested in good faith;

     -    are less than $10,000,000 in amount;

     - the result of any litigation or legal proceeding which is currently being contested in good faith or which involves claims of less than $10,000,000; or

     -    deposits to secure surety, stay, appeal or customs bonds.

The subordinated indentures do not contain similar restrictions.

                              DEFAULT AND REMEDIES

Every year each issuer is required to send the trustee for its debt securities a report on its performance of its obligations under the senior indentures and the subordinated indentures and on any default. You will have special rights if an event of default with respect to your senior debt security occurs and is not cured, as described in this subsection.

EVENTS OF DEFAULT

SENIOR INDENTURES. With respect to your senior debt security, the term "event of default" means any of the following:

     - The issuer does not pay the principal or any premium, if any, on any senior debt security of that issuer on its due date;

     - The issuer does not pay interest on any senior debt security of that issuer within 30 days after its due date;

     - The issuer does not deposit a sinking fund payment with regard to any senior debt security of that issuer on its due date, but only if the payment is required in the applicable prospectus supplement;

     - The issuer remains in breach of its covenants described under "-- Restrictive Covenants" above, or any other covenant it makes in the senior indentures for the benefit of the debt securities of that issuer, for 60 days after it receives a notice of default stating that it is in breach. However, the breach of a covenant that the senior indentures expressly impose only on a different series of senior debt securities than the series of which your senior debt security is a part will not be an event of default with respect to your senior debt security;

     - The issuer, the guarantor (when other than the issuer) or any material banking subsidiary of the issuer defaults under borrowed money debt (see below) totaling in excess of $10,000,000, its obligation to repay that debt is accelerated by our lenders and its repayment obligation remains accelerated, unless the debt is paid, the default is cured or waived or the acceleration is rescinded within 30 days after it receives a notice of default;

     - The issuer, the guarantor (when other than the issuer) or any material banking subsidiary of the issuer files for bankruptcy, or other events of bankruptcy, insolvency or reorganization relating to an issuer, the guarantor (when other than the issuer) or material banking subsidiary of the issuer occur; or

     - If your prospectus supplement states that any additional event of default applies to your senior debt security, that event of default occurs.

However, a notice of default as described in the fourth and fifth bullet points above must be sent by the trustee or the holders of at least 25% of the principal amount of senior debt securities of the series for those events to be events of default.

"Borrowed money debt" means any of the issuer's indebtedness for borrowed money or the indebtedness of a material banking subsidiary of the issuer, other than the series of which your senior debt security is a part.

The trustee shall give notice of any default, but notice of a default with respect to a covenant as described in the fourth bullet point above will not be given until at least 30 days after it occurs.

SUBORDINATED INDENTURES. With respect to your subordinated debt security, the term "event of default" means that a filing for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the issuer occurs. The subordinated indentures do not provide for any right of acceleration of the payment of principal upon a default in the payment of principal or interest or in the performance of any covenant or agreement on a series of subordinated debt securities or on the subordinated indentures.

REMEDIES IF AN EVENT OF DEFAULT OCCURS

Under certain circumstances, the holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all the debt securities of that series. If this happens, the default will be treated as if it had not occurred.

SENIOR INDENTURES. If an event of default on the senior debt securities of any series has occurred and has not been cured or waived, the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare the entire principal amount of the senior debt securities of that series to be due immediately.

This situation is called an "acceleration of the maturity" of the senior debt securities. If the maturity of any senior debt securities of any series is accelerated, the holders of a majority in principal amount of the senior debt securities of that series affected by the acceleration may cancel the acceleration for all of those senior debt securities if the issuer has paid all amounts due with respect to those securities, other than amounts due because of the acceleration of the maturity, and all events of default, other than nonpayment of their accelerated principal, have been cured or waived.

SUBORDINATED INDENTURES. If an event of default on the subordinated debt securities of any series has occurred and has not been cured or waived, the trustee or the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series may declare the entire principal amount of that series of subordinated debt securities to be due immediately. This situation is called an acceleration of the maturity of those subordinated debt securities. If the maturity of any subordinated debt securities of any series is accelerated, the holders of at least a majority in principal amount of the subordinated debt securities of that series affected by the acceleration may cancel the acceleration for all the affected subordinated debt securities.

TRUSTEE'S INDEMNITY

If an event of default on any series of debt securities occurs, the trustee for those securities will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under any of the indentures at the request of any holders unless the holders of that series offer the trustee reasonable protection from expenses and liability. This is called an "indemnity". If reasonable indemnity is provided, the holders of a majority in principal amount of all of the outstanding debt securities of that series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders of that series may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series.

Before you can bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

    - You must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

    - The holders of not less than 25% in principal amount of all debt securities of that series must make a written request that the trustee take action because of the default, and they or you must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

     - The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

     - During those 60 days, the holders of a majority in principal amount of the debt securities of that series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of that series.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Book-entry, street name and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

                             MODIFICATION AND WAIVER
                                OF THE INDENTURES

There are three types of changes we can make to the indentures and the debt securities.

CHANGES REQUIRING YOUR APPROVAL

First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change. Here is a list of this type of change:

     - change the stated maturity for any principal or interest on a debt security;

     - reduce the principal amount, the amount of principal of an original issue discount security payable on acceleration of the maturity after a default, the interest rate or the redemption price of a debt security;

     -    change the currency of any payment on a debt security;

     -    change the place of payment on a debt security;

     - impair a holder's right to sue for payment of any amount due on its debt security;

     - reduce the percentage in principal amount of the debt securities of any series of debt securities, the approval of whose holders is needed to change the indentures;

     - reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to modify or amend the indenture or waive an issuer's compliance with the indenture or to waive defaults;

     - modify the subordination provision of the subordinated indentures, unless the change would not adversely affect the interests of the holders of that series of debt securities; and

     - in the case of Popular North America, Inc.'s and Popular International Bank's indentures, modify the terms and conditions of the guarantor's obligations regarding the due and punctual payment of principal or any premium, interest, additional amounts we describe below under "-- Taxation by the Commonwealth of Puerto Rico" or sinking fund payment.

CHANGES NOT REQUIRING APPROVAL

The second type of change does not require any approval by holders of debt securities. This type is limited to clarifications and changes that would not adversely affect the interests of the holders of the debt securities in any material respect, nor do we need your consent to make changes that affect only other debt securities to be issued after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities or series of debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

CHANGES REQUIRING MAJORITY APPROVAL

Any other changes to the indentures and the debt securities would require the following approval:

     - If the change affects only one series of debt securities, it must be approved by the holders of at least a majority in principal amount of that series.

     - If the change affects more than one series of debt securities, it must be approved by the holders of at least a majority in principal amount of each series of the particular issuer's debt securities affected by the change.

In each case, the required approval must be given by written consent.

The approval of at least a majority in principal amount of the debt securities of each affected series of an issuer would be required for the issuer to obtain a waiver of any of its covenants in the indentures. The covenants include the promises about merging and putting liens on the issuer's interests, which we describe above under "-- Mergers and Similar Transactions" and "-- Restrictive Covenants". If the required holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "-- Changes Requiring Your Approval", unless that holder approves the waiver.

Book-entry, street name and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.

FURTHER DETAILS CONCERNING VOTING

When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

     - For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of those debt securities were accelerated to that date because of a default.

     - For debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security determined by our board of directors or described in the prospectus supplement.

     - For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture.

                          TAXATION BY THE COMMONWEALTH
                                 OF PUERTO RICO

We will not withhold or deduct any present or future taxes, duties, assessments or governmental charges that are imposed or levied by or on behalf of Puerto Rico or by or with any district, municipality or other political subdivision of Puerto Rico from payments to holders of the debt securities and all payments made under the guarantees unless the law requires us to withhold or deduct these taxes, duties, assessments or governmental charges.

In the event that law requires the issuer to deduct or withhold any amounts in respect of taxes, duties, assessments or governmental charges, the issuer will pay these additional amounts of principal, premium and interest (after deduction of these taxes, duties, assessments or governmental charges) in the payment to the holders of the debt securities, of the amounts which we would otherwise have paid in respect to the debt securities in the absence of deductions or withholding, which we refer to as additional amounts, except that we will not pay any additional amounts:

     - to a holder of a debt security or an interest in or rights in a debt security where deduction or withholding is required because the holder has some connection with Puerto Rico or any political subdivision or taxing authority of Puerto Rico or any political subdivision other than the mere holding of and payment in respect of the debt security;

     - to a holder of a debt security when any deduction or withholding would not have been required but for the holder's presentation for payment on a date more than 30 days after maturity or the date on which payment is duly provided for, whichever occurs later; or

     - to a holder when any deduction or withholding would not have been required but for the holder's failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Puerto Rico, or any political subdivision or taxing authority of Puerto Rico if law requires compliance as a precondition to exemption from deduction or withholding.

                          SPECIAL TERMS RELATING TO THE
                          SUBORDINATED DEBT SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the following provisions apply to the subordinated debt securities and Popular, Inc.'s guarantees of the subordinated debt securities of Popular International Bank, Inc. and Popular North America, Inc.

The right of a holder of subordinated debt securities to payment from any distribution of an issuer's assets resulting from any dissolution, winding up, liquidation, bankruptcy or reorganization of the issuer are subordinated to the prior right to payment in full of all of that issuer's senior indebtedness (as defined below). The issuer's obligation to make payments on the subordinated debt securities will not otherwise be affected. No payment on the issuer's subordinated debt securities may be made during a default on any senior indebtedness of the issuer. Because the subordinated debt securities are subordinated in right of payment to any senior indebtedness of the issuer, in the event of a distribution of assets upon insolvency, some of the issuer's creditors may recover more, ratably, than holders of subordinated debt securities of the issuer.

In addition, any amounts of cash, property or securities available after satisfaction of the rights to payment of senior indebtedness will be applied first to pay for the full payment of the issuer's other financial obligations (as defined below) before any payment will be made to holders of the subordinated debt securities. If the maturity of any subordinated debt securities is accelerated, all senior indebtedness of the issuer would have to be repaid before any payment could be made to holders of the issuer's subordinated debt securities. Because of this subordination, if an issuer becomes insolvent, its creditors who are not holders of senior indebtedness or subordinated debt securities may recover ratably less than holders of its senior indebtedness and may recover ratably more than holders of its subordinated debt securities.

"Senior indebtedness" of an issuer means an issuer's indebtedness for money borrowed, except indebtedness that by its terms is not superior in right of payment to the subordinated debt securities.

"Other financial obligations" of an issuer are defined in the subordinated indenture of that issuer to mean obligations of that issuer to make payment pursuant to the terms of financial instruments, such as:

     -    securities contracts and foreign currency exchange contracts,

     -    derivative instruments or

     -    similar financial instruments.

Other financial obligations shall not include:

     -    obligations on account of an issuer's senior indebtedness and

     - obligations on account of indebtedness for money borrowed ranking equally in their priority of claim to payment with or subordinate to the claim of subordinated debt securities.

As of September 30, 2001, Popular, Inc. (on a consolidated basis) had $2.6 billion principal amount of senior indebtedness, which includes $759 million in senior indebtedness of Popular North America, Inc. that is guaranteed by Popular, Inc. and no senior indebtedness of Popular International Bank, Inc. and $7.1 billion of other financial obligations. Popular International Bank, Inc. had no senior indebtedness and had $4 million in other financial obligations, and Popular North America, Inc. had $918 million principal amount of senior indebtedness and $1.8 billion of other financial obligations.

                            POPULAR, INC.'S GUARANTEE

Popular, Inc. will guarantee punctual payment on the Popular International Bank, Inc. and Popular North America, Inc. senior debt securities, when and as payments are due and payable. Popular, Inc.'s guarantee is absolute and unconditional, without regard for any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor. A guarantee executed by Popular, Inc. will evidence the guarantee and will appear on each Popular International Bank, Inc. and Popular North America senior debt security. Holders of the Popular International Bank, Inc. and Popular North America senior debt securities may proceed directly against Popular, Inc. in the event of default under the Popular International Bank, Inc. and Popular North America senior debt securities without first proceeding against Popular International Bank, Inc. or Popular North America, Inc. The guarantees will rank equally in right of payment with all other unsecured and unsubordinated obligations of Popular, Inc.

Popular, Inc. will guarantee the punctual payment of rights of payment under the Popular International Bank, Inc. and Popular North America subordinated debt securities on a subordinated basis and otherwise on the same terms as the Popular International Bank, Inc. and Popular North America senior debt securities.

                        OUR RELATIONSHIP WITH THE TRUSTEE

Bank One, NA is the trustee under all of the indentures that have been signed, and we currently expect it will be the trustee under the indentures that have not been signed. In addition, it is the trustee for Popular North America, Inc.'s February 5, 1997 junior subordinated indenture.

If an event of default (or an event that would be an event of default if the requirements for giving the issuer default notice or the default having to exist for a specific period of time were disregarded) occurs under any of the debt securities of an issuer, the trustee may be considered to have a conflicting interest in respect to the debt securities or one of the other indentures for purposes of the Trust Indenture Act of 1939. In that case the trustee may be required to resign under one or more indentures and we would be required to appoint a successor trustee. The trustee provides us with banking and other services in the normal course of business.

                         DESCRIPTION OF PREFERRED STOCK

This section summarizes the material terms that will apply generally to the preferred stock we may issue under this prospectus, which is referred to as the "preferred stock".

Each series of preferred stock will have financial and other terms specific to it, and the specific terms of each preferred stock will be described in a prospectus supplement attached to the front of this prospectus. Those terms may vary from the terms described here. As you read this section, therefore, please remember that the specific terms of your preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your preferred stock.

The description of the preferred stock that is set forth below and in any prospectus supplement is only a summary and is qualified by reference to the documents that govern each issuer's preferred stock, which include:

For Popular, Inc.:

     -    Restated Certificate of Incorporation, as amended;

     - Certificates of Designation describing Popular, Inc.'s 8.35% Non-Cumulative Monthly Income Preferred Stock;

     -    1994 Series A Preferred Stock;

     -    Series A Participating Preferred Stock; and

     - Certificate of Designation relating to each series of Popular, Inc.'s preferred stock to which this prospectus relates.

For Popular International Bank, Inc. and Popular North America, Inc.--

     -    Certificate of Incorporation, as amended; and

     - Certificate of Designation relating to each series of preferred stock to which this prospectus relates.

These documents will be filed as exhibits to the registration statement relating to the preferred stock at or prior to the time of issuance of preferred stock.

AUTHORITY TO ISSUE PREFERRED STOCK

The Articles of Incorporation of Popular, Inc. authorizes its board of directors to issue without the approval of the stockholders up to 10,000,000 shares of authorized preferred stock with no par value. Popular, Inc. has designated and issued 4,000,000 shares of 8.35% Non-Cumulative Monthly Income Preferred Stock, 1994 Series A, has designated 1,400,000 shares of Series A Participating Cumulative Preferred Stock and has 4,600,000 shares of Preferred Stock available to issue.

Popular International Bank, Inc.'s Certificate of Incorporation authorizes its board of directors to issue 25,000,000 shares of preferred stock with a par value of $25.00 per share. Popular North America, Inc.'s Certificate of Incorporation authorizes its board of directors to issue 1,000 shares of preferred stock with a par value of $.01 per share.

As of the date of this prospectus, Popular International Bank, Inc. and Popular North America, Inc. had no shares of preferred stock outstanding; Popular, Inc. owned all of Popular International Bank, Inc.'s common stock; and Popular International Bank, Inc. owned all of Popular North America, Inc.'s common stock.

Each issuer's board of directors has the right to designate, for each series of preferred stock:

     -    the title;

     -    dividend rates;

     - special or relative rights in the event of a liquidation, distribution or sale of assets or dissolution or winding up;

     -    provisions for a sinking fund;

     -    provisions for redemption or purchase;

     -    provisions for conversion;

     -    voting rights;

     -    the offering price or prices;

     - whether the preferred stock will be in certificated or book-entry form;

     - whether the preferred stock will be listed on a national securities exchange; and

     - any rights, preferences, privileges, limitations and restrictions which are not inconsistent with the provisions of Popular, Inc.'s Restated Certificate of Incorporation or Popular International Bank, Inc.'s or Popular North America, Inc.'s Certificate of Incorporation.

GENERAL TERMS OF THE PREFERRED STOCK

Banco Popular's Trust Division will be the transfer agent, dividend disbursing agent and registrar for the preferred stock unless otherwise specified in the applicable prospectus supplement. The issuers are holding companies, so their rights and the rights of holders of preferred stock to participate in the distribution of assets of any of their subsidiaries upon their liquidation or recapitalization separately or together will be subject to the prior claims of the subsidiary's creditors and preferred stockholders, except to the extent the issuers may be creditors with recognized claims against the subsidiary or holders of preferred stock of the subsidiary.

The preferred stock will be fully paid and non-assessable when issued and will provide holders with no rights to acquire securities, including preferred stock, that may be issued after you purchase preferred stock. The shares of any series of preferred stock may not trade at the liquidation preference for that series. With regard to payment of dividends, except for the cumulation of dividends, and rights on liquidation, dissolution or winding up of the issuer, the preferred stock will rank senior to the equity securities of the issuer expressly made junior to it and the issuers' common stock, equally with other outstanding series of preferred stock expressly made equal to the preferred stock and junior to all equity securities expressly made senior to the preferred stock of the issuer. The term "equity securities" in a certificate of amendment will not include debt securities convertible into or exchangeable for equity securities.

DIVIDENDS AND DISTRIBUTIONS

At their discretion, the board of directors of each issuer may declare cash dividends on the preferred stock of the issuer that are payable out of funds legally available for that purpose. The rate or formula to determine the rate used to calculate the dividends is set forth in the prospectus supplement for each series of preferred stock. The dividends may be cumulative or non-cumulative as provided in the applicable prospectus supplement and will be payable to the holders of record on the record dates fixed by the board of directors. The issuers' ability to pay dividends is subject to policies of the Federal Reserve Board.

No dividends may be declared or paid or funds set apart for the payment of dividends on any equity securities of an issuer with equal or lesser rights to the payment of dividends unless dividends are paid or set apart for such payment on the preferred stock of the issuer. If an issuer does not fully pay dividends on its preferred stock, holders of the preferred stock of that issuer will share dividends pro rata with equity securities of the issuer with equal rights to the payment of dividends.

CONVERSION

The prospectus supplement for any series of preferred stock will state any terms on which shares of that series are convertible into shares of another series of preferred stock.

We will reserve and keep available the full number of shares of the additional preferred stock deliverable upon the conversion of all outstanding shares of any convertible series of preferred stock. The issuer will keep these reserved shares of preferred stock free from preemptive rights.

No fractional shares or scrip representing fractional shares of preferred stock will be issued on the conversion of any convertible preferred stock. At our election, each holder who would otherwise receive fractional shares will instead be entitled to receive a cash payment equal to either the current market price of the fractional interest or the proportionate interest in the net proceeds from the sale of shares of preferred stock representing the aggregate of such fractional shares.

EXCHANGE

If so determined by the board of directors of an issuer, the holders of preferred stock of any series may be obligated to exchange their shares for other preferred stock or debt securities. The terms of any exchange and any replacement preferred stock or debt securities will be described in the applicable prospectus supplement.

REDEMPTION

We may issue a series of preferred stock of which we can redeem all or part at any time upon terms and at the redemption prices set forth in the applicable prospectus supplement.

If any issuer redeems part of a series of preferred stock, that issuer will determine which shares to redeem by lot or pro rata or by any other method determined to be equitable by each issuer's board of directors.

Unless we fail to pay the redemption price, dividends will cease to accrue on preferred stock called for redemption on or after a redemption date, and the holders' rights will terminate, except for the right to receive the redemption price.

Under current regulations, bank holding companies may not exercise any option to redeem shares of preferred stock included as Tier 1 capital, or exchange such preferred stock for debt securities, without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would not permit such a redemption unless

     - the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock; or

     - the Federal Reserve Board determines that the bank holding company's condition and circumstances warrant the reduction of a source of permanent capital.

PREFERENCES IN LIQUIDATION

In the event of any voluntary or involuntary liquidation, dissolution or winding up of an issuer, the holders of preferred stock of that issuer will have preference and priority over any class of equity securities that ranks junior to their preferred stock upon liquidation, dissolution or winding up. This priority will extend to payments in the amount set forth in the applicable prospectus supplement plus all accrued and unpaid dividends to the date of final distribution to the holders. These payments may be made from capital or surplus using the assets of the relevant issuer or proceeds from any liquidation. If these assets or proceeds are insufficient to satisfy fully all claims with an equal priority of payment, then the assets and proceeds will be distributed ratably among the holders of preferred stock of that issuer. If you own non-cumulative preferred stock, you will not be entitled to receive payment for unpaid dividends from prior dividend periods. After you are paid the full amount of the liquidation preference to which you are entitled, you will not be entitled to participate in any further distribution of assets of the issuer of your preferred stock.

VOTING RIGHTS

The term "Banking Law" refers to a Puerto Rico law and the term "Office of the Commissioner" refers to the Puerto Rico Office of Financial Institutions, a regulator. The definitions of these terms are incorporated in this subsection by reference to the Annual Report on Form 10-K of Popular, Inc. for the year ended December 31, 2000.

Except as indicated in the applicable prospectus supplement or as expressly required by applicable law, you will have no voting rights.

Under regulations adopted by the Federal Reserve Board, any series of preferred stock whose holders become entitled to vote for the election of directors may be deemed a "class of voting securities". A holder of 25% or more of such series (or a holder of 5% if it otherwise exercises a "controlling influence" over the relevant issuer) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, when a series is deemed a class of voting securities,

     - any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and

     - any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of that series.

Section 12 of the Banking Law requires prior approval of the Office of the Commissioner to obtain control of any bank organized under the Banking Law. The Banking Law requires that both parties involved in a transfer of voting and outstanding capital stock of any bank organized under the laws of Puerto Rico to any person or entity that will become directly or indirectly the owner after the transfer of more than 5% of the voting and outstanding capital stock of that bank shall inform the Office of the Commissioner of the proposed transfer at least 60 days prior to the date the transfer is to be effected. The Banking Law does not contain any provision allowing for the extension of such 60-day time period. The transfer requires the approval of the Office of the Commissioner if it results in a change of control of the bank. For the purposes of Section 12 of the Banking Law, the term "control" means the power to, directly or indirectly, direct or influence decisively the administration or the normal operation of the bank. The Department of the

Treasury (predecessor to the Office of the Commissioner) made a determination that the foregoing provisions of the Banking Law are applicable to a change in control of Popular, Inc. in a letter dated April 9, 1985.

Pursuant to Section 12(d) of the Banking Law, as soon as the Office of the Commissioner receives notice of a proposed transaction that may result in the control or in a change of control of a bank, the Office of the Commissioner shall have the duty to make the necessary investigations. The Office of the Commissioner shall issue authorization for the transfer of control of the bank if the results of his investigations are in his judgment satisfactory. The decision of the Office of the Commissioner is final and unreviewable.

POPULAR, INC.'S GUARANTEE

Popular, Inc. will fully and unconditionally guarantee the punctual payment of:

     - any accrued and unpaid dividends, whether or not declared, on any series of Popular International Bank, Inc. and Popular North America preferred stock;

     - the redemption price for any shares of Popular International Bank, Inc. and Popular North America preferred stock called or redeemed at the option of Popular International Bank, Inc. and Popular North America, Inc. or the holder;

     - the liquidation preference of Popular International Bank, Inc. and Popular North America preferred stock; and

     - any additional amounts with respect to a series of Popular International Bank, Inc. and Popular North America preferred stock.

The guarantee of the Popular International Bank, Inc. and Popular North America preferred stock shall constitute an unsecured obligation of Popular, Inc. and will rank junior to all of its liabilities. The guarantee will rank senior to Popular, Inc.'s common stock. The guarantee's rank relative to the preferred stock of Popular, Inc. will be specified in the applicable prospectus supplement.

                         VALIDITY OF OFFERED SECURITIES

Brunilda Santos de Alvarez, Esq., counsel to Popular, Inc., will pass upon the validity of the preferred stock of Popular, Inc. and Popular International Bank, Inc. for Popular, Inc. and Popular International Bank, Inc. The validity of the senior debt securities and subordinated debt securities of Popular, Inc. and Popular International Bank, Inc. and the guarantees by Popular, Inc. of the senior debt securities and subordinated debt securities of Popular International Bank, Inc. and Popular North America, Inc. will be passed upon for Popular, Inc. and Popular International Bank, Inc. by Brunilda Santos de Alvarez, Esq., as to matters of the laws of the Commonwealth of Puerto Rico and by Sullivan & Cromwell as to matters of New York law. Sullivan & Cromwell will pass upon the validity of the securities of Popular North America, Inc. The validity of the securities will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. Brunilda Santos de Alvarez, Esq. owns, directly or indirectly, 5,325 shares of common stock of Popular, Inc. pursuant to Popular, Inc.'s employee stock ownership plan and otherwise. The employee stock ownership plan is open to all employees of Popular, Inc.

                                     EXPERTS

The financial statements incorporated in this prospectus by reference to Popular, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION FOR THE INITIAL OFFERING AND SALE OF SECURITIES

We may sell securities:

     - to or through underwriting syndicates represented by managing underwriters;

     - through one or more underwriters without a syndicate for them to sell to the public; and

     -    to investors directly or through agents.

Any underwriter or agent involved in the sale of any series of the securities will be named in the applicable prospectus supplement.

The prospectus supplement for each series of securities will describe:

     - the terms of the offering of these securities, including the name of the agent or the name or names of any underwriters;

     -    the public offering or purchase price;

     - any discounts and commissions to be allowed or paid to the agent or underwriters and all other items constituting underwriting compensation;

     -    any discounts and commissions to be allowed or paid to dealers; and

     -    any exchanges on which the securities will be listed.

Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the securities being offered by that prospectus supplement. Under certain circumstances, we may repurchase securities and reoffer them to the public as set forth above and arrange for repurchases and resales of the securities by dealers as described below.

We may agree to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or contribute to payments the agents or the underwriters may be required to make.

All securities will be a new issue of securities with no established trading market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. No one associated with any offering of securities can assure the liquidity of the trading market for any securities.

The underwriters and their associates may be customers of, lenders to, engage in transactions with, and perform services for, Popular, Inc. or its subsidiaries in the ordinary course of business.

Popular Securities, Inc. may participate as an agent or an underwriter in offerings of securities. Popular Securities is a wholly owned subsidiary of Popular, Inc. and a member of the NASD. Because of the relationship between Popular Securities and Popular, Inc., Popular North America, Inc. and Popular International Bank, Inc., offerings of securities in which Popular Securities participates will be conducted in accordance with NASD Rule 2720.

                     PLAN OF DISTRIBUTION FOR MARKET-MAKING
                              RESALES BY AFFILIATES

This prospectus may be used by the agents or underwriters named in the applicable prospectus supplement which are affiliates of the issuer in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, the affiliated agents or underwriters may resell a security they acquire from other holders after the original offering and sale of the securities. Resales of this kind may occur in the open market or may be privately negotiated, at prices related to prevailing market prices at the time of resale or at negotiated prices. In these transactions, the affiliated agents or underwriters may act as principal or agent, including as agent for the counterparty in a transaction in which the agents or underwriters act as principal or as agent for both counterparties in a transaction in which the agents or underwriters do not act as principal. The agents or underwriters may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Popular, Inc. may also engage in transactions of this kind and may use this prospectus for this purpose.

Popular, Inc. does not expect to receive any proceeds from market-making transactions. Popular, Inc. does not expect that the agents or underwriters or any other affiliates that engage in these transactions will pay any proceeds from its making resales to Popular, Inc.

A market-making transaction will have a settlement date later than the original issue date of the securities. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

The agents or underwriters do not expect the amount of the securities held as a result of market-making resales by accounts over which it exercises discretionary authority to exceed, at any time, five percent of the aggregate initial offering price of the securities.

                       WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov or at our web site at http://www.bancopopular.com. You may also read and copy any document we file by visiting the SEC's public reference rooms. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. We filed a registration statement on Form S-3 with the SEC relating to the securities. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them, which means:

     -    incorporated documents are considered part of the prospectus;

     - we can disclose important information to you by referring you to those documents; and

     - information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below which Popular, Inc. filed with the SEC under the Securities Exchange Act:

1. The Annual Report on Form 10-K for the year ended December 31, 2000, provided, however, that the information referred to in Item 402(a)(8) of Regulation S-K promulgated by the SEC shall not be deemed to be specifically incorporated by reference in this prospectus.

2. The Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

3. The Current Reports on Form 8-K dated January 16, 2001, April 12, 2001, July 13, 2001 and October 10, 2001.

We also incorporate by reference each of the following documents that Popular, Inc. will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and before effectiveness of the registration statement:

     -    reports filed under Sections 13(a) and (c) of the Exchange Act;

     - definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     -    any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus. We have not, and the agents and dealers have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the agents and dealers are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits, other than exhibits that are specifically incorporated by reference in those filings), at no cost, by contacting us at the following address: Amilcar Jordan, Senior Vice President, Popular, Inc., P.O. Box 362708, San Juan, Puerto Rico 00936-2708. Telephone requests may be directed to (787) 765-9800. You may also access this information at our website at http://www.bancopopular.com.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with the issuance and distribution of the securities being registered are:


               Registration Fee......................   $   497,500
               Fees and Expenses of Accountants......   $    45,000
               Fees and Expenses of Counsel..........   $   225,000
               Blue Sky Fees and Expenses............   $    37,500
               NASD Filing Fee.......................   $    30,500
               Printing and Engraving Expenses.......   $    37,500
               Rating Agency Fees....................   $   597,000
               Trustee's Fees........................   $    18,000
               Miscellaneous.........................   $    37,500
                                                         ----------
                         Total.......................   $ 1,525,500
                                                         ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Popular, Inc. and Popular International Bank, Inc. are Puerto Rico corporations.

         (i) Article ELEVENTH of the Restated Certificate of Incorporation of Popular, Inc. provides the following:

                  (1) Popular shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Popular) by reason of the fact that he is or was a director, officer, employee or agent of Popular, or is or was serving at the written request of Popular as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Popular, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Popular and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (2) Popular shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Popular to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Popular, or is or was serving at the written request of Popular as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Popular, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Popular unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  (3) To the extent that a director, officer, employee or agent of Popular has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article ELEVENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (4) Any indemnification under paragraph 1 or 2 of this Article ELEVENTH (unless ordered by a court) shall be made by Popular only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or
         (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

                  (5) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Popular in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by Popular as authorized in this Article ELEVENTH.

                  (6) The indemnification provided by this Article ELEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (7) By action of its Board of Directors, notwithstanding any interest of the directors in the action, Popular may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of Popular, or is or was serving at the written request of Popular, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Popular would have the power or would be required to indemnify him against such liability under the provisions of this Article ELEVENTH or of the General Corporation Law of the Commonwealth of Puerto Rico or of any other state of the United States or foreign country as may be applicable.

         (ii) Article ELEVENTH of the Certificate of Incorporation of Popular International Bank, Inc. provides the following:

                  (1) Popular International Bank shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Popular International Bank) by reason of the fact that he is or was a director, officer, employee or agent of Popular International Bank, or is or was serving at the written request of Popular International Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Popular International Bank, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Popular International Bank and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (2) Popular International Bank shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Popular International Bank to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Popular International Bank, or is or was serving at the written request of Popular International Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Popular International Bank, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Popular International Bank unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  (3) To the extent that a director, officer, employee or agent of Popular International Bank has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article ELEVENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (4) Any indemnification under paragraph 1 or 2 of this Article ELEVENTH (unless ordered by a court) shall be made by Popular International Bank only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

                  (5) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Popular International Bank in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by Popular International Bank as authorized in this Article ELEVENTH.

                  (6) The indemnification provided by this Article ELEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (7) By action of its Board of Directors, notwithstanding any interest of the directors in the action, Popular International Bank may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of Popular International Bank, or is or was serving at the written request of Popular International Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Popular International Bank would have the power or would be required to indemnify him against such liability under the provisions of this Article ELEVENTH or of the General Corporation Law of the Commonwealth of Puerto Rico or of any other state of the United States or foreign country as may be applicable.

         (b)      Popular North America, Inc. is a Delaware corporation.

         (i) Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director to Popular, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowing violation of law, authorized the unlawful payment of a dividend or approved an unlawful stock repurchase or obtained an improper personal benefit. Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of Popular, Inc. or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Popular, Inc. and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         (ii) Section 6.4 of the By-laws of Popular North America, Inc. provides the following:

                  Section 6.4. Indemnification of Directors, Officers and Employees. Popular shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of Popular or serves or served at the request of Popular any other enterprise as a director, officer or employee. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by Popular promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by Popular. The rights provided to any person by this by-law shall be enforceable against Popular by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term "Corporation" shall include any predecessor of Popular and any constituent corporation (including any constituent of a constituent) absorbed by Popular in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of Popular" shall include service as a director, officer or employee of Popular which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of Popular.

         (c) Popular, Inc., Popular International Bank, Inc. and Popular North America, Inc. maintain directors' and officers' liability insurance policies.

         (d) Reference is made to the indemnity provisions in the Underwriting Agreement, which is incorporated by reference as Exhibit 1 to this Registration Statement from Registration Statement No. 33-57038.

ITEM 16.  EXHIBITS.

                (1)  (a)   --   Form of Underwriting Agreement. (Incorporated by reference from Registration Statement No. 33-57038)
                (4)  (a)   --   Restated Articles of Incorporation of Popular, Inc., as
                                amended (English translation). (Incorporated by reference
                                from Registration Statement No. 333-26941)
                (4)  (b)   --   Certificate of Incorporation of Popular International Bank,
                                Inc. (English translation). (Incorporated by reference from
                                Registration Statement No. 33-54299)
                (4)  (c)   --   Amended and Restated Certificate of Incorporation of Popular
                                North America, Inc., as amended. (Incorporated by reference from Registration Statement No. 333-26941)
                (4)  (d)   --   Copy of Senior Indenture of Popular, Inc., dated as of

                                February 15, 1995, as supplemented by the First Supplemental
                                Indenture thereto, dated as of May 8, 1997, each between Popular, Inc.
                                and The First National Bank of Chicago, as trustee. (Incorporated by reference from Registration Statement No. 333-26941)
                (4)  (e)   --   Second Supplemental Indenture of Popular, Inc., dated as of August 5, 1999, between Popular, Inc. and The First National Bank of Chicago, as trustee.
                (4)  (f)   --   Copy of Subordinated Indenture of Popular, Inc., dated as of
                                November 30, 1995, between Popular, Inc. and The First
                                National Bank of Chicago, as trustee. (Incorporated by
                                reference from Registration Statement No. 333-26941)
                (4)  (g)   --   Copy of Senior Indenture of Popular North America, Inc.,
                                dated as of October 1, 1991, as supplemented by the First
                                Supplemental Indenture thereto, dated as of February 28,
                                1995, and by the Second Supplemental Indenture thereto,
                                dated as of May 8, 1997, each among Popular North America,
                                Inc., Popular, Inc., as guarantor, and The First National
                                Bank of Chicago, as trustee. (Incorporated by reference from
                                Registration Statement No. 333-26941)
                (4)  (h)   --   Third Supplemental Indenture of Popular North
                                America, Inc., dated as of August 5, 1999, among Popular
                                North America, Inc., Popular, Inc., as guarantor, and The
                                First National Bank of Chicago, as trustee.
                (4)  (i)   --   Form of Subordinated Indenture of Popular North America,
                                Inc. (Incorporated by reference from Registration Statement
                                No. 33-61601)
                (4)  (j)   --   Form of Senior Indenture of Popular International Bank, Inc.
                                (Incorporated by reference from Registration Statement No.
                                333-26941)
                (4)  (k)   --   Form of Subordinated Indenture of Popular International
                                Bank, Inc. (Incorporated by reference from Registration
                                Statement No. 33-57038)
                (4)  (l)   --   Rights Agreement, dated as of August 28, 1998, between
                                Popular, Inc. and Banco Popular de Puerto Rico, as Rights
                                Agent. (Incorporated by reference from Registration
                                Statement No. 000-13818)
                (4)  (m)   --   Form of Certificate of 8.35% non-cumulative monthly
                                Preferred Stock, 1994 Series A (Liquidation Preference
                                $25.00 per share). (Incorporated by reference to Exhibit 4.7 of 1994 Form 10-K)
                (4)  (n)   --   Certificate of Designation, Preferences and Rights of Series
                                A Participating Cumulative Preferred Stock (Incorporated by
                                reference from Pre-Effective Amendment No. 1 to Registration
                                Statement Nos. 333-82507, 333-82507-01 and 333-82507-02)
                (5)  (a)   --   Opinion of Brunilda Santos de Alvarez, Esq.
                (5)  (b)   --   Opinion of Sullivan & Cromwell.
                (8)        --   Opinion of Sullivan & Cromwell, United States tax counsel to
                                Popular, Inc. and Popular North America, Inc., re tax matters.
               (12)        --   Computation of Consolidated Ratios of Earnings to Fixed
                                Charges and Earnings to Fixed Charges and Preferred Stock
                                Dividends.
               (23)  (a)   --   Consent of Independent Accountants.
               (23)  (b)   --   Consent of Brunilda Santos de Alvarez, Esq. (included in
                                Exhibit (5)(a))
               (23)  (c)   --   Consents of Sullivan & Cromwell (included in Exhibits
                                (5)(b) and (8))

               (24)        --   Powers of attorney (included in pages II-9 to II-14).
               (25)  (a)   --   Form T-1 Statement of Eligibility under the Trust Indenture Act of
                                1939 of Bank One, NA, as Trustee under indenture of Popular, Inc.
               (25)  (b)   --   Form T-1 Statement of Eligibility under the Trust Indenture Act of
                                1939 of Bank One, NA, as Trustee under indenture of
                                Popular International Bank, Inc.
               (25)  (c)   --   Form T-1 Statement of Eligibility under the Trust Indenture Act of
                                1939 of Bank One, NA, as Trustee under indenture of
                                Popular North America, Inc.

---------------

ITEM 17.  UNDERTAKINGS.

The undersigned registrants hereby undertake:

    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Popular, Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrants against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on the 7th day of November, 2001.


                                   POPULAR, INC.
                                   (Co-registrant)

                                   By  /s/ Jorge A. Junquera
                                     -----------------------------------------
                                                  JORGE A. JUNQUERA
                                          Senior Executive Vice President and
                                                        Director
                                            (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of POPULAR, INC. (the "Corporation") hereby constitutes and appoints Jorge A. Junquera the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution and resubstitution and with full power and authority in said agent and attorney-in-fact to sign for each of the undersigned and in his name, place or stead in any and all capacities indicated below, a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of up to $1,990,000,000 aggregate initial offering price of debt securities, preferred stock and guarantees, and to sign any and all pre-effective amendments or post-effective amendments to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said agent and attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agent and attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue thereof.

                  Signature                                        Title                             Date
                  ---------                                        -----                             ----
         /s/ Richard L. Carrion                        Chairman, President and Chief Executive   November 7, 2001
------------------------------------------------       Officer (Principal Executive Officer)
             Richard L. Carrion


         /s/ Jose B. Carrion Jr.                       Director                                  November 7, 2001
------------------------------------------------
             Jose B. Carrion Jr.

          /s/ Juan J. Bermudez                         Director                                  November 7, 2001
------------------------------------------------
              Juan J. Bermudez


        /s/ Francisco J. Carreras                      Director                                  November 7, 2001
------------------------------------------------
            Francisco J. Carreras

        /s/ David H. Chafey, Jr.                       Senior Executive Vice President and       November 7, 2001
------------------------------------------------       Director
            David H. Chafey, Jr.

         /s/ Antonio Luis Ferre                        Director                                  November 7, 2001
------------------------------------------------
             Antonio Luis Ferre

         /s/ Hector R. Gonzalez                        Director                                  November 7, 2001
------------------------------------------------
             Hector R. Gonzalez

          /s/ Jorge A. Junquera                        Senior Executive Vice President and       November 7, 2001
------------------------------------------------       Director (Principal Financial Officer)
              Jorge A. Junquera

         /s/ Manuel Morales, Jr.                       Director                                  November 7, 2001
------------------------------------------------
             Manuel Morales, Jr.

        /s/ Alberto M. Paracchini                      Director                                  November 7, 2001
------------------------------------------------
            Alberto M. Paracchini

      /s/ Francisco M. Rexach, Jr.                     Director                                  November 7, 2001
------------------------------------------------
          Francisco M. Rexach, Jr.

       /s/ Felix J. Serralles, Jr.                     Director                                  November 7, 2001
------------------------------------------------
           Felix J. Serralles, Jr.

      /s/ Julio E. Vizcarrondo, Jr.                    Director                                  November 7, 2001
------------------------------------------------
          Julio E. Vizcarrondo, Jr.

           /s/ Amilcar Jordan                          Senior Vice President (Principal          November 7, 2001
------------------------------------------------       Accounting Officer)
               Amilcar Jordan


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on the 7th day of November, 2001.


                                   POPULAR INTERNATIONAL BANK, INC.
                                   (Co-registrant)

                                   By /s/ Jorge A. Junquera
                                     ------------------------------------------
                                                 Jorge A. Junquera
                                              President and Director
                                           (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of POPULAR INTERNATIONAL BANK, INC. (the "Corporation") hereby constitutes and appoints Richard L. Carrion, Jorge A. Junquera, Richard Barrios and Amilcar Jordan, and each of them singly, the true and lawful agents and attorneys-in-fact of the undersigned with full power of substitution and resubstitution and with full power and authority in said agents and attorneys-in-fact, and in any one of them, to sign for each of the undersigned and in his name, place or stead in any and all capacities indicated below, a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of up to $1,990,000,000 aggregate initial offering price of debt securities, preferred stock and guarantees, and to sign any and all pre-effective amendments or post-effective amendments to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agents and attorneys-in-fact or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

                 Signature                                       Title                                 Date
                 ---------                                       -----                                 ----

        /s/ Richard L. Carrion                        Chairman of the Board                       November 7, 2001
----------------------------------------------        (Principal Executive Officer)
            Richard L. Carrion

         /s/ Jorge A. Junquera                        President and Director                      November 7, 2001
----------------------------------------------
             Jorge A. Junquera

         /s/ Alfonso Ballester                        Director                                    November 7, 2001
----------------------------------------------
             Alfonso Ballester

        /s/ Roberto R. Herencia                       Senior Vice President and Director          November 7, 2001
----------------------------------------------
            Roberto R. Herencia

     /s/ Francisco M. Rexach, Jr.                     Director                                    November 7, 2001
----------------------------------------------
         Francisco M. Rexach, Jr.

       /s/ Felix J. Seralles, Jr.                     Director                                    November 7, 2001
----------------------------------------------
           Felix J. Seralles, Jr.

           /s/ Richard Speer                          Director                                    November 7, 2001
----------------------------------------------
               Richard Speer

     /s/ Julio E. Vizcarrondo, Jr.                    Director                                    November 7, 2001
----------------------------------------------
         Julio E. Vizcarrondo, Jr.

          /s/ Amilcar Jordan                          Senior Vice President (Principal            November 7, 2001
----------------------------------------------        Accounting Officer)
              Amilcar Jordan


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on the 7th day of November, 2001.


                                       POPULAR NORTH AMERICA, INC.
                                       (Co-registrant)

                                       By /s/ Jorge A. Junquera
                                         --------------------------------------
                                                   Jorge A. Junquera
                                                President and Director
                                             (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of POPULAR NORTH AMERICA, INC. (the "Corporation") hereby constitutes and appoints Richard L. Carrion, David H. Chafey, Jr., Jorge A. Junquera, Richard Barrios and Amilcar Jordan, and each of them singly, the true and lawful agents and attorneys-in-fact of the undersigned with full power of substitution and resubstitution and with full power and authority in said agents and attorneys-in-fact, and in any one of them, to sign for each of the undersigned and in his name, place or stead in any and all capacities indicated below, a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of up to $1,990,000,000 aggregate initial offering price of debt securities, preferred stock and guarantees, and to sign any and all pre-effective amendments or post-effective amendments to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agents and attorneys-in-fact or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

               Signatures                                        Title                                    Date
               ----------                                        -----                                    ----
       /s/ Richard L. Carrion                         Chairman (Principal Executive Officer)        November 7, 2001
---------------------------------------------
           Richard L. Carrion

        /s/ Jorge A. Junquera                         President and Director (Principal Financial   November 7, 2001
---------------------------------------------         Officer)
            Jorge A. Junquera

        /s/ Alfonso Ballester                         Director                                      November 7, 2001
---------------------------------------------
            Alfonso Ballester

       /s/ Roberto R. Herencia                        Senior Vice President and Director            November 7, 2001
---------------------------------------------
           Roberto R. Herencia

    /s/ Francisco M. Rexach, Jr.                      Director                                      November 7, 2001
---------------------------------------------
        Francisco M. Rexach, Jr.

      /s/ Felix J. Seralles Jr.                       Director                                      November 7, 2001
---------------------------------------------
          Felix J. Seralles Jr.

          /s/ Richard Speer                           Director                                      November 7, 2001
---------------------------------------------
              Richard Speer

    /s/ Julio E. Vizcarrondo, Jr.                     Director                                      November 7, 2001
---------------------------------------------
        Julio E. Vizcarrondo, Jr.

         /s/ Amilcar Jordan                           Senior Vice President                         November 7, 2001
---------------------------------------------         (Principal Accounting Officer)
             Amilcar Jordan


                                  EXHIBIT INDEX

   EXHIBIT                                                                               SEQUENTIALLY
   NUMBER           DESCRIPTION                                                          NUMBERED PAGE
   ------                                                                                -------------
    (4)  (e)  --    Second Supplemental Indenture of Popular, Inc.,
                    dated as of August 5, 1999, between Popular, Inc. and
                    The First National Bank of Chicago, as trustee...................
    (4)  (h)  --    Third Supplemental Indenture of Popular North
                    America, Inc., dated as of August 5, 1999, among
                    Popular North America, Inc., Popular, Inc., as guarantor,
                    and The First National Bank of Chicago, as trustee...............


    (5)  (a)  --    Opinion of Brunilda Santos de Alvarez, Esq.......................
    (5)  (b)  --    Opinion of Sullivan & Cromwell...................................
    (8)       --    Opinion of Sullivan & Cromwell, United States tax counsel to
                    Popular, Inc. and Popular North America, Inc., re tax matters....
   (12)       --    Computation of Consolidated Ratios of Earnings to Fixed
                    Charges and Earnings to Fixed Charges and Preferred Stock
                    Dividends........................................................
   (23)  (a)  --    Consent of Independent Accountants...............................
   (23)  (b)  --    Consent of Brunilda Santos de Alvarez, Esq. (included in
                    Exhibit (5)(a))..................................................
   (23)  (c)  --    Consent of Sullivan & Cromwell (included in Exhibits
                    (5)(b) and (8))..................................................
   (24)       --    Powers of attorney (included in pages II-9 to II-14).............
   (25)  (a)  --    Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939 of Bank One, NA, as
                    Trustee under Indenture of Popular, Inc. ........................
   (25)  (b)  --    Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939 of Bank One, NA, as
                    Trustee under Indenture of Popular International Bank,
                    Inc..............................................................
   (25)  (c)  --    Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939 of Bank One, NA, as
                    Trustee under Indenture of Popular North America, Inc............